                                                                   EXHIBIT 10.53

                                                                  EXECUTION COPY







===============================================================================




                      AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 31, 1998


                                  by and among

                          PHYSICIANS' SPECIALTY CORP.,
                                                as Borrower

                     THE FINANCIAL INSTITUTIONS PARTY HERETO
                    AND THEIR ASSIGNEES UNDER SECTION 12.6.,
                                                as Lenders

                                       and

                               NATIONSBANK, N.A.,
                                                as Agent




===============================================================================

                               TABLE OF CONTENTS*


Article I. Definitions...........................................................................        1

         Section 1.1.  Definitions...............................................................        1
         Section 1.2.  General...................................................................       21

Article II. Credit Facility......................................................................       21

         Section 2.1.  Amount of Revolving Loans.................................................       21
         Section 2.2.  Rates and Payment of Interest on Loans....................................       22
         Section 2.3.  Number of Interest Periods................................................       23
         Section 2.4.  Repayment of Loans........................................................       23
         Section 2.5.  Prepayments...............................................................       23
         Section 2.6.  Continuation..............................................................       23
         Section 2.7.  Conversion................................................................       24
         Section 2.8.  Notes.....................................................................       24
         Section 2.9.  Voluntary Reductions of the Commitment....................................       24
         Section 2.10. Swingline Loans...........................................................       25
         Section 2.11. Amount Limitations........................................................       27

Article III. Payments, Fees and Other General Provisions.........................................       27

         Section 3.1.  Payments..................................................................       27
         Section 3.2.  Pro Rata Treatment........................................................       28
         Section 3.3.  Sharing of Payments, Etc..................................................       28
         Section 3.4.  Several Obligations.......................................................       29
         Section 3.5.  Minimum Amounts...........................................................       29
         Section 3.6.  Fees......................................................................       29
         Section 3.7.  Computations..............................................................       30
         Section 3.8.  Usury.....................................................................       30
         Section 3.9.  Agreement Regarding Interest and Charges..................................       30
         Section 3.10. Statements of Account.....................................................       31
         Section 3.11. Defaulting Lenders........................................................       31
         Section 3.12. Taxes.....................................................................       32

Article IV. Yield Protection, Etc................................................................       33

         Section 4.1.  Additional Costs; Capital Adequacy........................................       33
         Section 4.2.  Suspension of LIBOR Loans.................................................       34
         Section 4.3.  Illegality................................................................       35
         Section 4.4.  Compensation..............................................................       35
         Section 4.5.  Affected Lenders..........................................................       36
         Section 4.6.  Treatment of Affected Loans...............................................       36
         Section 4.7.  Change of Lending Office..................................................       37


-----------------

* THIS TABLE OF CONTENTS IS NOT PART OF THE CREDIT AGREEMENT AND IS PROVIDED AS A CONVENIENCE ONLY.

Article V.  Conditions Precedent.................................................................       37

         Section 5.1.  Initial Conditions Precedent..............................................       37
         Section 5.2.  Conditions Precedent to All Loans.........................................       39

Article VI.  Representations and Warranties......................................................       40

         Section 6.1.  Representations and Warranties............................................       40
         Section 6.2.  Survival of Representations and Warranties, Etc...........................       49
         Section 6.3.  Representations Regarding Acquisitions....................................       49
         Section 6.4.  Representations and Warranties in Acquisition Documents...................       49

Article VII.  Affirmative Covenants..............................................................       49

         Section 7.1.  Preservation of Existence and Similar Matters.............................       50
         Section 7.2.  Compliance With Applicable Law and Material Contracts.....................       50
         Section 7.3.  Maintenance of Property...................................................       50
         Section 7.4.  Conduct of Business.......................................................       50
         Section 7.5.  Insurance.................................................................       50
         Section 7.6.  Payment of Taxes and Claims...............................................       51
         Section 7.7.  Visits and Inspections....................................................       51
         Section 7.8.  Use of Proceeds...........................................................       52
         Section 7.9.  Environmental Matters.....................................................       52
         Section 7.10. Books and Records.........................................................       52
         Section 7.11. Enforcement of Remedies under Acquisition Documents.......................       53
         Section 7.12. Deposit and Collection Procedures.........................................       53
         Section 7.13. Management Services Agreements............................................       53
         Section 7.14. Additional Material Subsidiaries..........................................       53

Article VIII.  Information.......................................................................       54

         Section 8.1.  Quarterly Financial Statements............................................       54
         Section 8.2.  Year-End Statements.......................................................       54
         Section 8.3.  Compliance Certificate....................................................       55
         Section 8.4.  Accountants' Letters and Budgets..........................................       55
         Section 8.5.  Notice of Litigation and Other Matters....................................       55
         Section 8.6.  ERISA.....................................................................       56
         Section 8.7.  Copies of Other Reports...................................................       57
         Section 8.8.  Other Information.........................................................       57

Article IX. Negative Covenants...................................................................       58

         Section 9.1.  Financial Covenants.......................................................       58
         Section 9.2.  Indebtedness..............................................................       58
         Section 9.3.  Contingent Obligations....................................................       59
         Section 9.4.  Investments...............................................................       59
         Section 9.5.  Liens; Agreements Regarding Liens; Other Matters..........................       60
         Section 9.6.  Acquisitions..............................................................       60
         Section 9.7.  Restricted Distributions and Purchases....................................       63

         Section 9.8.  Merger, Consolidation, Sales of Assets and Other Arrangements.............       63
         Section 9.9.  Fiscal Year...............................................................       64
         Section 9.10. Modifications to Certain Contracts........................................       64
         Section 9.11. Transactions With Affiliates..............................................       64
         Section 9.12. Bank Accounts.............................................................       65

Article X.  Default..............................................................................       65

         Section 10.1.  Events of Default........................................................       65
         Section 10.2.  Remedies Upon Event of Default...........................................       68
         Section 10.3.  Allocation of Proceeds...................................................       69
         Section 10.4.  Performance by Agent.....................................................       70
         Section 10.5.  Rights Cumulative........................................................       70

Article XI. The Agent............................................................................       71

         Section 11.1.  Authorization and Action.................................................       71
         Section 11.2.  Agent's Reliance, Etc....................................................       71
         Section 11.3.  Notice of Defaults.......................................................       72
         Section 11.4.  NationsBank as Lender....................................................       72
         Section 11.5.  Approvals of Lenders.....................................................       72
         Section 11.6.  Lender Credit Decision, Etc..............................................       73
         Section 11.7.  Indemnification of Agent.................................................       73
         Section 11.8.  Collateral Matters.......................................................       74
         Section 11.9.  Successor Agent..........................................................       75

Article XII.  Miscellaneous......................................................................       76

         Section 12.1.  Notices..................................................................       76
         Section 12.2.  Expenses.................................................................       77
         Section 12.3.  Stamp, Intangible and Recording Taxes....................................       78
         Section 12.4.  Setoff...................................................................       78
         Section 12.5.  Litigation; Jurisdiction; Other Matters; Waivers.........................       78
         Section 12.6.  Successors and Assigns...................................................       79
         Section 12.7.  Amendments...............................................................       81
         Section 12.8.  Confidentiality..........................................................       82
         Section 12.9.  Indemnification..........................................................       82
         Section 12.10. Survival.................................................................       83
         Section 12.11. Severability of Provisions...............................................       83
         Section 12.12. GOVERNING LAW............................................................       83
         Section 12.13. Counterparts.............................................................       83
         Section 12.14. Obligations With Respect to Loan Parties.................................       83
         Section 12.15. Entire Agreement.........................................................       84
         Section 12.16. Construction.............................................................       84
         Section 12.17. No Novation; Effect of Amendment and Restatement.........................       84

SCHEDULE 1.1.(a)               List of Loan Parties
SCHEDULE 6.1.(b)               Ownership Structure

SCHEDULE 6.1.(f)               Title to Properties; Liens
SCHEDULE 6.1.(g)               Indebtedness and Guaranties
SCHEDULE 6.1.(h)               Material Contracts
SCHEDULE 6.1.(r)               Affiliate Transactions
SCHEDULE 6.1.(t)               Intellectual Property
SCHEDULE 6.1.(v)               Deposit Accounts and Collection Arrangements
SCHEDULE 9.3.                  Existing Contingent Obligations
SCHEDULE 9.4.                  Existing Investments

EXHIBIT A                      Form of Accession Agreement
EXHIBIT B                      Form of Assignment and Acceptance Agreement
EXHIBIT C                      Form of Collateral Assignment of Management Services Agreements
EXHIBIT D                      Form of Guaranty
EXHIBIT E                      Form of Notice of Borrowing
EXHIBIT F                      Form of Notice of Continuation
EXHIBIT G                      Form of Notice of Conversion
EXHIBIT H                      Form of Notice of Swingline Borrowing
EXHIBIT I                      Form of Subordination Agreement
EXHIBIT J                      Form of Swingline Note
EXHIBIT K                      Form of Revolving Note
EXHIBIT L                      Form of Pledge Agreement
EXHIBIT M                      Form of Security Agreement
EXHIBIT N                      Form of Opinion of Counsel
EXHIBIT O                      Form of Compliance Certificate
EXHIBIT P                      Form of Acquisition Certificate

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of July 31, 1998, by and among PHYSICIANS' SPECIALTY CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.6. and NATIONSBANK, N.A., successor to NationsBank, N.A. (South), as Agent (the "Agent").

         WHEREAS, NationsBank, N.A., successor to NationsBank, N.A. (South) ("NationsBank"), and the Borrower entered into that certain Credit Agreement dated as of April 30, 1997 (as amended and in effect immediately prior to the date hereof, the "Existing Credit Agreement"), pursuant to which NationsBank made available to the Borrower a credit facility, all on the terms and conditions contained therein; and

         WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement to increase the amount of such credit facility to $45,000,000, to permit all of the Lenders to provide credit to the Borrower on the terms contained herein, to appoint NationsBank as contractual representative for the Lenders, and for the other purposes provided herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated as follows:

                              ARTICLE I. DEFINITIONS

SECTION 1.1.  DEFINITIONS.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

         "ACCESSION AGREEMENT" means an Accession Agreement substantially in the form of Exhibit A.

         "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower or and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division or Asset Group thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of a majority of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of 51% or greater ownership interest in any such Person.

         "ACQUISITION CONSIDERATION" means, with respect to an Acquisition by the Borrower, the aggregate amount of consideration payable by the Borrower and its Subsidiaries in connection with such Acquisition. for purposes of this definition, such consideration shall include (without duplication), but shall not be limited to, the following: (a) the amount of cash paid, together with the fair market value of all other assets conveyed, by the Borrower and its Subsidiaries in consideration for such Acquisition, including but not limited to the fair market value of all capital stock of the Borrower conveyed by the Borrower in consideration for such Acquisition; (b) the aggregate amount of Indebtedness acquired, incurred or assumed by the Borrower and its Subsidiaries in connection with such Acquisition; (c) all amounts paid or to be paid by the Borrower and its Subsidiaries in respect of any covenant not to compete granted in connection with such Acquisition and accruing to the benefit of any New Subsidiary or other Loan Party; (d) the aggregate capitalized amount of consulting or other similar fees or payments to be paid by such New Subsidiary or other Loan Party in connection with, or as a result of, such Acquisition; and
(e) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and brokers' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition.

         "ACQUISITION DOCUMENTS" means, collectively, the asset purchase agreement, stock purchase agreement, merger agreement or other primary agreement to which the Borrower and/or one or more of its Subsidiaries is a party relating to an Acquisition, together with all related agreements and conveyance instruments executed in connection therewith or pursuant thereto, including Seller Notes, if any.

         "ACQUISITION EBITDA" means the aggregate pro forma amount of the Management Fee payable with respect to a Target for the four quarters immediately preceding an Acquisition of such Target, based on the assumption that the related Management Services Agreement under which the Management Fee is defined was actually in effect throughout such four-quarter period; provided, however, if in connection with such Acquisition, no Management Services Agreement will be entered into because such Target will either combine with an existing Loan Party or will become a New Subsidiary, then Acquisition EBITDA shall refer to the pro forma EBITDA of such Target for the four quarters immediately preceding its Acquisition.

         "ACQUISITION HISTORICAL FINANCIAL STATEMENTS" has the meaning given that term in Section 9.6.(c)(iii).

         "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

         "AFFILIATE" means any Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding fifteen percent (15.0%) or more of any equity interest in the Borrower; or (c) fifteen percent (15.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" means this Credit Agreement.

         "AGREEMENT DATE" means the date as of which this Agreement is dated.

         "AGENT" means NationsBank, N.A., as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

         "APPLICABLE COMMITMENT FEE" means at any time the percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is then determined in accordance with the definition thereof:

                   ---------------------------------------
                       LEVEL           COMMITMENT FEE
                   ---------------------------------------
                         5                 0.375%
                   ---------------------------------------
                         4                 0.300%
                   ---------------------------------------
                         3                 0.300%
                   ---------------------------------------
                         2                 0.250%
                   ---------------------------------------
                         1                 0.200%
                   ---------------------------------------

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Commitment Fee.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "APPLICABLE MARGIN" means, except as set forth below in this definition, (a) from the Effective Date through the date of receipt by the Agent of a Compliance Certificate in respect of the fiscal period of the Borrower and its Subsidiaries ending on June 30, 1998, 0.00% per annum with respect to Base Rate Loans and 1.50% per annum with respect to LIBOR Loans and (b) thereafter for each period beginning on the date five Business Days following the date of receipt by the Agent of a Compliance Certificate in respect of any quarterly fiscal period of the Borrower and its Subsidiaries ending after June 30, 1998 and ending on the date four Business Days following the date of receipt by the Agent of a Compliance Certificate in respect of a subsequent fiscal period, that percent per annum set forth below opposite the Funded Debt to EBITDA Ratio (calculated consistent with Section 9.1.(b)) applicable to the fiscal period of the Borrower and its Subsidiaries then ended as reflected in the applicable Compliance Certificate:


---------------------------------------------------------------------------------------------------------------------
                                 FUNDED DEBT TO                       APPLICABLE MARGIN FOR   APPLICABLE MARGIN FOR
   LEVEL                          EBITDA RATIO                           BASE RATE LOANS           LIBOR LOANS
---------------------------------------------------------------------------------------------------------------------
     5        Greater than or equal to 3.00 to 1.00                           0.75%                   2.125%
---------------------------------------------------------------------------------------------------------------------
     4        Less than 3.00 to 1.00 but greater than or equal to             0.25%                   1.75%
                 2.50 to 1.00
---------------------------------------------------------------------------------------------------------------------
     3        Less than 2.50 to 1.00 but greater than or equal to             0.00%                   1.50%
                 2.00 to 1.00
---------------------------------------------------------------------------------------------------------------------
     2        Less than 2.00 to 1.00 but greater than or equal to             0.00%                   1.25%
                 1.50 to 1.00
---------------------------------------------------------------------------------------------------------------------
     1        Less than 1.50 to 1.00                                          0.00%                   1.00%
---------------------------------------------------------------------------------------------------------------------

Notwithstanding the above, if the Borrower shall fail to deliver any such Compliance Certificate within the time period required by Section 8.3., then the Applicable Margin shall be 0.25% per annum with respect to Base Rate Loans and 1.75% per annum with respect to LIBOR Loans until the appropriate Compliance Certificate is so delivered.

         "APPROVED ACQUISITION" has the meaning given that term in Section 9.6.(c).

         "ASSET GROUP" means any asset or group of assets with identifiable net earnings (or loss).

         "ASSIGNEE" has the meaning given that term in Section 12.6.(d).

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit B.

         "BASE RATE" means the rate which the Agent publicly announces from time to time in Atlanta, Georgia as its prime lending rate. The prime lending rate of the Agent is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Agent or any Lender. The Agent and the Lenders may make commercial loans or other loans at rates of interest at, above, or below such prime lending rate. Any change in the Base Rate hereunder shall be effective for purposes of this Agreement as of the date of such change in such rate.

         "BASE RATE LOAN" means a Revolving Loan bearing interest at a rate based on the Base Rate.

         "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia or Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "BUSINESS UNIT" means the assets constituting the business or a division or operating unit thereof of any Person.

         "CAPITAL ASSET" means any asset not customarily charged directly to expense or depreciated or amortized over a useful life of twelve months or less in accordance with GAAP, and shall include fixed assets (including without limitation, assets subject to Capitalized Lease Obligations, land, buildings, fixtures, machinery and equipment) and intangible assets (including without limitation, patents, copyrights, trademarks, service marks, franchises and good will).

         "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include all Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P, or at least P-2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

         "COLLATERAL" means any collateral security hereafter pledged by any Loan Party to secure the Obligations or any portion thereof.

         "COLLATERAL ASSIGNMENT OF MANAGEMENT SERVICES AGREEMENTS" means the Collateral Assignment of Management Services Agreements executed by PSC Management and each Other Manager in favor of the Agent for the benefit of the Lenders and substantially in the form of Exhibit C.

         "COMBINED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 9.6.(c)(v) hereof.

         "COMMITMENT" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to
Section 2.9., or as appropriate to reflect assignments to or by such Lender effected in accordance with Section 12.6.

         "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the sum of the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

         "COMPLEMENTARY SPECIALTIES" means medical practices that, in the field of medicine, are deemed complementary to Otolaryngology, including but not limited to, Audiology, Pulmonology, sleep medicine, allergy, plastic surgery, oral surgery, diagnostic imaging and vascular testing.

         "COMPLIANCE CERTIFICATE" has the meaning given such term in Section
8.3.

         "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period of the Borrower, the total interest expense (including without limitation, interest expense attributable to Capitalized Lease Obligations in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period of computation thereof, the net income (loss) of such Person on a consolidated basis for such period; provided, however, that the following shall be excluded when determining Consolidated Net Income: (a) any item of gain or loss resulting from sale, conversion or other disposition of assets other than in the ordinary course of business; (b) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of such Person; (c) the income (loss) for such fiscal period of any other Person prior to the date such other Person becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries, or such other Person's assets are acquired by such Person or any of its Subsidiaries;
(d) net gains or losses on the collection of proceeds of life insurance policies; (e) any write-up of any asset; (f) any other net gains or losses of an extraordinary nature as determined in accordance with GAAP; (g) in the case of the Borrower or any of its Subsidiaries, nonrecurring charges incurred in connection with an Approved Acquisition and, in connection with any other Acquisition, nonrecurring charges incurred in an amount not to exceed twenty percent (20%) of the Acquisition Consideration for such other Acquisition; (h) any portion of the income of such Person attributable to the unremitted earnings of any other Person that is not a Subsidiary of such Person; and (h) any earnings attributable to the amortization of negative goodwill.

         "CONTINGENT OBLIGATIONS" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of business), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to transfer property to any other Person other than for value received. Contingent Obligations shall not include the obligations evidenced by any Contingent Seller Notes.

         "CONTINGENT SELLER NOTE" means any promissory note issued by the Borrower or any other Loan Party in connection with an Acquisition as payment of any of the Acquisition Consideration for such Acquisition which meets all of the following criteria: (a) the stated amount of such note does not bear interest (whether as a stated rate, issuance at a discount, or otherwise); (b) such note would not be required to be reflected as a liability on the balance sheet of the maker of such note prepared in accordance with GAAP; and (c) all of the payment obligations under such note are absolutely contingent and in the nature of earn-out payments required to be made by the maker of such note in connection with such Acquisition.

         "CONTINUE," "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

         "CONVERT," "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

         "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan; and (b) the Conversion of a Loan.

         "DEFAULT" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, a determination of materiality or the happening of any other condition.

         "DEFAULTING LENDER" has the meaning set forth in Section 3.11.

         "DOLLARS" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, with respect to a Person and for a given fiscal period, the Consolidated Net Income of such Person for such period plus the sum of the following amounts (but in the case of the amount described in the following clauses (a) through (d), only to the extent included in determining the Consolidated Net Income of such Person for such period) determined on a consolidated basis: (a) income tax expense of such Person in respect of such period plus (b) interest expense of such Person for such period plus (c) depreciation and amortization expense and other non-cash charges of such Person for such period minus (d) payments to any physicians during such period which were not treated as items of expense. For purposes of determining the Borrower's EBITDA, (i) the net income (loss) of any Person accrued prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower, or of any Asset Group accrued prior to the date such Asset Group was acquired by the Borrower, shall be excluded from EBITDA if and to the extent otherwise included in net income (loss) of the Borrower for such period; and
(ii) Acquisition EBITDA of any Person accrued prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower, or of any Asset Group accrued prior to the date such Asset Group was acquired by the Borrower, less any incremental overhead of any such Person or allocated to any such Asset Group, may be included in the Borrower's EBITDA, but only if the Borrower provides the Agent with evidence of the calculation of the Acquisition EBITDA of such Person or Asset Group, together with supporting financial statements, which are acceptable to the Agent in its sole but reasonable discretion.

         "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Agent.

         "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender;
(ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of a least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated A or higher by S&P, A2 or higher by Moody's, or the equivalent or higher of either such rating by another credit rating agency acceptable to the Agent.


         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates or is assumed by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates in connection with any acquisition or other business combination or (b) has at any time been maintained by the Borrower, any of its Subsidiaries or any other current or former ERISA Affiliate.

         "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. ss. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. ss.6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq.; National Environmental Policy Act, 42 U.S.C. ss.4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "EQUITY ISSUANCE" means any issuance or sale by the Borrower or any other Loan Party of its capital stock or other equity securities, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or equity securities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA AFFILIATE" means any entity required at any relevant time to be aggregated with the Borrower or any Subsidiary under Sections 414(b) or (c) of the Internal Revenue Code. In addition, for purposes of any provision of this Agreement that relates to Section 412(n) of the Internal Revenue Code, the term ERISA Affiliate shall mean any entity aggregated with the Borrower or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

         "EVENT OF DEFAULT" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "FAMILY MEMBER" means, with respect to an individual, any of such individual's spouse and immediate lineal descendants (whether natural or adopted) and any trusts established for the sole benefit of any of the foregoing.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

         "FEES" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (a) the sum of (i) the Borrower's EBITDA (plus any Acquisition EBITDA not otherwise included in the calculation of the Borrower's EBITDA) for the period of four consecutive fiscal quarters most recently ended plus (ii) to the extent deducted in arriving at Borrower's EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases ("Rents") to (b) the sum of (i) the total consolidated interest expense (including, without limitation, capitalized interest expense) ("Interest Expense") of the Borrower for such period plus (ii) regularly scheduled principal payments on Funded Debt during such period (excluding any balloon, bullet or similar principal payment payable on any such Funded Debt which repays such Funded Debt in full) ("Debt Service") of the Borrower and its Subsidiaries plus (iii) Rents. When calculating the Fixed Charge Coverage Ratio for any four-quarter period during which any Acquisition occurred, the following amounts with respect to the Target of such Acquisition shall be included: (A) pro forma Interest Expense calculated based on the prevailing interest rate payable by the Borrower under this Agreement (or the Existing Credit Agreement, as applicable) rather than the actual rate of interest charged to such Target; (B) Debt Service of such Target on any Funded Debt which remained outstanding following such Acquisition and (C) Rents paid by such Target under operating leases which remained in effect following such Acquisition.

         "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction other than the United States of America.

         "FOREIGN SUBSIDIARY" means, with respect to a Person, any Subsidiary of such Person that is a "controlled foreign corporation" as defined in 26 U.S.C.A. ss.957(a).

         "FUNDED DEBT" means, with respect to any Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Funded Debt of other Persons which (i) such Person has Guaranteed or (ii) are secured by a Lien on any property of such Person. Funded Debt shall not include the obligations evidenced by any Contingent Seller Notes.

         "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "GOVERNMENTAL RECEIVABLES" means any Receivable payable by an Account Debtor which is a Governmental Authority, including without limitation, Medicare and Medicaid Receivables.

         "GUARANTY," "GUARANTEED" or to "GUARANTEE" as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations; (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss; (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation; (iv) repayment of amounts drawn down by beneficiaries of letters of credit; or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, "Guaranty" shall also mean the Guaranty substantially in the form of Exhibit D executed and delivered by the Material Subsidiaries pursuant to
Section 5.1. or otherwise.

         "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; and (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "INDEBTEDNESS" as applied to a Person means, without duplication, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including without limitation, all Funded Debt.

         "INTELLECTUAL PROPERTY" has the meaning given that term in Section 6.1.(t).

         "INTEREST PERIOD" means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (c) notwithstanding the immediately preceding clause (a), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement intended to protect a Person against fluctuations in interest rates.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person:

         (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person;

         (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person;

         (c) any Guaranty of the Indebtedness of any other Person;

         (d) any other investment in any other Person; and

         (e) any commitment or option to make an Investment in any other Person.

         "LENDER" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and permitted assigns.

         "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR LOAN" means a Revolving Loan bearing interest at a rate based on LIBOR.

         "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than in connection with a transaction evidencing a true lease and not a security interest.

         "LOAN" means a Revolving Loan or a Swingline Loan.

         "LOAN DOCUMENT" means this Agreement, each Note, each Security Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

         "LOAN PARTY" means the Borrower and each of its Material Subsidiaries. The Loan Parties as of the Agreement Date are identified on Schedule 1.1.(a).

         "MANAGEMENT ACCOUNT" has the meaning given that term in Section 7.12.

         "MANAGEMENT FEE," for purposes of calculating Acquisition EBITDA after consummation of an Acquisition, shall mean the fees payable to PSC Management or an Other Manager for services rendered in its capacity as manager under the Management Services Agreement covering or relating to the New Subsidiary or Asset Group that is a party to such Acquisition.

         "MANAGEMENT GROUP" means Ramie A. Tritt, Gerald R. Benjamin and Richard
D. Ballard.

         "MANAGEMENT SERVICES AGREEMENT" means each Management Services Agreement entered into between PSC Management or an Other Manager and any other Person offering medical services in the field of Otolaryngology, Related Subspecialties or Complementary Specialties.

         "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Agent or the Lenders under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by any Loan Party in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Requisite Lenders in their reasonable judgment unless expressly provided otherwise.

         "MATERIAL CONTRACT" means any contract or other arrangement (other than any Loan Document), whether written or oral, to which the Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

         "MATERIAL SUBSIDIARY" means, as of the date of any determination thereof, any Subsidiary which (a) directly or indirectly owns any capital stock of, or other equity interest in, any other Material Subsidiary or (b) either:
(i) has total assets greater than or equal to 5.0% of total assets of the Borrower and its Subsidiaries determined on a consolidated basis (calculated as of the fiscal quarter most recently ending) or (ii) has EBITDA greater than or equal to 5.0% of the EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis (calculated as of the fiscal quarter most recently ending). In any event, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower, that together with the Borrower have assets equal to not less than 95% of the total assets (calculated as described above) and EBITDA of not less than 95% of EBITDA (calculated as described above) and if more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower. Notwithstanding the foregoing, a Subsidiary which satisfies the following requirements shall not be considered to be a "Material Subsidiary" as long as it continues to satisfy such requirements: (1) such Subsidiary was acquired in connection with an Acquisition; (2) such Subsidiary is a Wholly-Owned Subsidiary; (3) at no time following the consummation of such Acquisition does such Subsidiary have any significant assets other than Receivables created prior to such Acquisition; and (4) such Receivables are to be collected in the ordinary course of business, and the proceeds of such Receivables, as collected, will be promptly distributed to the Borrower or a Guarantor.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower, any of its Subsidiaries or any other ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions.

         "NATIONSBANK" means NationsBank, N.A., and its successors and permitted assigns.

         "NET INCOME" means, with respect to any Person for a given period, such Person's net income for such period.

         "NET WORTH" means, with respect to any Person, such Person's total consolidated shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "NEW SUBSIDIARY" means, with respect to an Acquisition, any Subsidiary of the Borrower formed in connection with, and for the purpose of effecting, such Acquisition. If any outstanding capital stock of or other equity interest in a Person is being acquired by the Borrower or any of its Subsidiaries in connection with an Acquisition and after giving effect thereto such Person would be a Subsidiary of the Borrower, then such Person shall also constitute a New Subsidiary.

         "NMS" means NationsBanc Montgomery Securities LLC, a Delaware limited liability company.

         "NOTE" means a Revolving Note or the Swingline Note.

         "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Loans.

         "NOTICE OF CONTINUATION" means a notice substantially in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.6. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

         "NOTICE OF CONVERSION" means a notice substantially in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.7. evidencing the Borrower's request for the Conversion of a Loan from one Type of Loan to another Type of Loan.

         "NOTICE OF SWINGLINE BORROWING" means a notice in the form of Exhibit H to be delivered to Swingline Lender pursuant to Section 2.10.(b) evidencing the Borrower's request for a Swingline Loan.

         "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent, any Lender or the Swingline Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "OPERATING ACCOUNT" shall mean the account maintained by the Borrower with the Agent which the Borrower and the Agent have designated in writing as the "Operating Account."

         "OTHER MANAGER" means any Wholly Owned Subsidiary of the Borrower, other than PSC Management, who serves as the manager under any Management Services Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "PENSION PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates or is assumed by the Borrower, any of its Subsidiaries or any of its other ERISA Affiliates in connection with any acquisition or other business combination or (b) has at any time been maintained by the Borrower, any of its Subsidiaries or any other current or former ERISA Affiliate.

         "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6.;
(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and set forth in Schedule 6.1.(f); (e) Purchase Money Liens but only to the extent the Indebtedness secured by such Liens is permitted pursuant to Section 9.2.(d); (f) Liens securing Funded Debt permitted under Section 9.2.(b) but only to the extent such Liens encumber assets which are not current assets as determined in accordance with GAAP; (g) any Lien securing a Capitalized Lease Obligation to the extent such Capitalized Lease Obligation is permitted pursuant to Section 9.2.(e) and provided that such Lien (i) attaches only to the property the subject of the applicable capital lease and (ii) secures only such Capitalized Lease Obligation (and customary indemnity obligations, expense reimbursement obligations and other similar obligations owing in connection with the applicable capital lease) and (h) Liens in favor of the Agent for the benefit of the Lenders.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLEDGE AGREEMENT" means the Pledge Agreement executed by various Loan Parties in favor of the Agent for the benefit of the Lenders pursuant to Section
5.1. or otherwise.

         "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to two percent (2.0%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; provided that, if the amount so in default is the principal of a LIBOR Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, two percent (2.0%) plus the interest rate for such Loan as provided in Section 2.2.(a), and thereafter, the rate provided for above in this definition.

         "PRINCIPAL OFFICE" means the main office of the Agent located at 101 North Tryon Street, Charlotte, North Carolina 28255, or such other office of the Agent as the Agent may designate from time to time.

         "PSC MANAGEMENT" means PSC Management Corp., a Delaware corporation, together with its successors and assigns.

         "PURCHASE MONEY LIEN" means a Lien on any property being acquired by a Person with proceeds of Funded Debt, which Lien attaches only to the property being acquired, the Funded Debt incurred in connection with such acquisition shall not exceed the purchase price of such property and such Lien shall secure only such Funded Debt.

         "RECEIVABLE" shall mean (a) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (b) all guaranties, security and Liens securing payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

         "REGISTER" has the meaning given that term in Section 12.6.(e).

         "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by such Lender with any request or directive regarding capital adequacy.

         "RELATED SUBSPECIALTIES" means medical practices that, in the field of medicine, are deemed subspecialties of Otolaryngology, including but not limited to, Pediatric Otolaryngology, head and neck surgery, Rhinology, allergy, facial plastics and reconstructive surgery, Otology, Neurotology and Laryngology.

         "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

         "REQUISITE LENDERS" means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the Loans.

         "RESTRICTED PAYMENT" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt to the extent not permitted under the applicable terms of subordination; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

         "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

         "REVOLVING NOTE" has the meaning given that term in Section 2.8.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "SECURITY AGREEMENT" means the Security Agreement executed by the Loan Parties in favor of the Agent for the benefit of the Lenders pursuant to Section 5.1.

         "SECURITY DOCUMENT" means the Security Agreement, the Pledge Agreement, the Guaranty, the Collateral Assignment of Management Services Agreement, the Collateral Assignment of Acquisition Documents and each other document or instrument executed by the Borrower and each other Loan Party, if any, providing for collateral security for the Obligations.

         "SELLER NOTE" means any promissory note issued by the Borrower in connection with an Acquisition as payment of any of the Acquisition Consideration for such Acquisition. The payment obligations under any and all Seller Notes shall bear interest and shall be expressly subordinated in right of payment and otherwise to the Loans and the other Obligations pursuant to a Subordination Agreement or otherwise on terms approved in writing by the Agent in its sole discretion.

         "SENIOR FUNDED DEBT" means, with respect to a Person and at any time as of which the amount thereof is to be determined, all Funded Debt of such Person then outstanding minus the aggregate principal amount of any Funded Debt of such Person then outstanding which is Subordinated Debt.

         "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "SUBORDINATED DEBT" means Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated in right of payment and otherwise to the Loans and the other Obligations pursuant to a Subordination Agreement or otherwise on terms approved in writing by the Agent in its sole discretion.

         "SUBORDINATION AGREEMENT" means each Subordination Agreement entered into between the Agent and another Person in accordance with the terms and conditions of this Agreement substantially in the form of Exhibit I.

         "SUBSIDIARY" means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "SWINGLINE COMMITMENT" means Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.10. in an amount up to, but not exceeding, $2,500,000, as such amount may be reduced from time to time in accordance with the terms hereof.

         "SWINGLINE LENDER" means NationsBank, N.A., together with its successors and permitted assigns.

         "SWINGLINE LOAN" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.10.(a).

         "SWINGLINE NOTE" means the promissory note of the Borrower payable to the order of the Swingline Lender in a maximum principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit I.

         "TARGET" means, in the case of the acquisition of (i) all or substantially all of the assets of a Person, such Person; (ii) a division or Asset Group of a Person, such division or Asset Group and (iii) securities of a Person, such Person.

         "TAXES" has the meaning given that term in Section 3.12.

         "TERMINATION DATE" means July 31, 2002.

         "TERMINATION EVENT" means: (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "TRANSACTIONS" shall mean (a) the execution and delivery of each of the Loan Documents, and the Acquisition Documents, (b) the making by the Lenders and the Swingline Lender, and the borrowing by the Borrower, of the Loans hereunder,
(c) any Acquisition and (d) the consummation of all of the other transactions contemplated by the Acquisition Documents and the Loan Documents.

         "TYPE" with respect to any Revolving Loan, refers to whether such Revolving Loan is a LIBOR Loan or Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

         "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of a Person which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

SECTION 1.2. GENERAL.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections," "Articles," "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Atlanta, Georgia time.

                            ARTICLE II. CREDIT FACILITY

SECTION 2.1. AMOUNT OF REVOLVING LOANS.

         (a) Generally. Each Lender severally and not jointly agrees, on the terms and subject to the conditions contained herein, to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding of up to but not exceeding such Lender's Commitment. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

         (b) Requesting Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before (a) 11:00 a.m. in the case of the borrowing of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (b) 11:00 a.m. in the case of the borrowing of Base Rate Loans, on the date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of

Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

         (c) Disbursements of Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. With respect to Loans to be made after the Effective Date, unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to, in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender. Provided that the applicable conditions set forth in Article V. for the borrowing of such Loan are fulfilled, the Agent will make the proceeds of such borrowing of Loans available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2. RATES AND PAYMENT OF INTEREST ON LOANS.

         (a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

                  (i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

                  (ii) during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Agent for the account of the applicable Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes to such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

         (b) Payment. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, on the last day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.3.  NUMBER OF INTEREST PERIODS.

         There may be no more than five (5) different Interest Periods outstanding at the same time.

SECTION 2.4.  REPAYMENT OF LOANS.

         The entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans shall be due and payable in full on the Termination Date.

SECTION 2.5.  PREPAYMENTS.

         (a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan without premium or penalty upon prior written notice to the Agent given no later than 11:00 a.m. (i) on date of prepayment of any Base Rate Loan and (ii) three Business Days prior to the date of prepayment of any LIBOR Loan.

         (b) Mandatory. If at any time the aggregate principal amount of outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans, shall exceed the aggregate amount of the Commitments, the Borrower shall, within one Business Day of the occurrence of such excess, prepay the Loans in an amount sufficient to eliminate such excess. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

SECTION 2.6.  CONTINUATION.

         So long as no Default or Event of Default shall have occurred, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 12:00 noon on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefore, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.7.

SECTION 2.7.  CONVERSION.

         So long as no Default or Event of Default shall have occurred, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy, confirmed promptly in writing if by telephone, in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.8.  NOTES.

         The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit K (each a "Revolving Note"), payable to the order of such Lender in a maximum principal amount equal to the amount of such Lender's Commitment as originally in effect and otherwise duly completed.

SECTION 2.9.  VOLUNTARY REDUCTIONS OF THE COMMITMENT.

         The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than three Business Days prior written notice to the Agent and the Lenders of each such termination or reduction, which notice shall specify the effective date thereof, and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced, may not be increased or reinstated. Any reduction in the aggregate amount of the Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of multiple of $100,000) in the Swingline Commitment.

SECTION 2.10.  SWINGLINE LOANS.

         (a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation, Section 2.11., if necessary to meet the Borrower's funding deadline, Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate outstanding principal amount of the Swingline Loans exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay to the Agent for the account of Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. Except as otherwise provided in
Section 2.9., the borrowing of a Swingline Loan shall not constitute usage of any Lender's Commitment for purposes of calculation of the fee payable under
Section 3.6.(b) or otherwise.

         (b) Procedure for Borrowing Swingline Loans. With respect to any Swingline Loan not being made to the Borrower as contemplated under subsection
(f) below, the Borrower shall give the Agent and Swingline Lender notice pursuant to a Notice of Swingline Borrowing or otherwise given to the Agent and Swingline Lender in such manner, and no later than such time, as may be agreed to by the Borrower and the Swingline Lender in writing from time to time. Each Swingline Loan, other than one deemed requested as contemplated by subsection
(f) below, shall be in the minimum amount of $100,000 and integral multiples of $50,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Not later than such time as may be agreed to by the Borrower and the Swingline Lender from time to time and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing or as otherwise directed by the Borrower in writing.

         (c) Interest. Swingline Loans shall bear interest (i) at a per annum rate equal to the Base Rate (as in effect from time to time) per annum or (ii) at such other rate or rates as the Borrower and Swingline Lender may agree from time to time in writing. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.2. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

         (d) Swingline Note. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

         (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 10 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 11:00 a.m. on the proposed date of such borrowing. Each Lender will make available to the Agent for the account of the Swingline Lender, in immediately available funds, the proceeds of the Loan to be made by such Lender. The Agent shall pay the proceeds of such Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(e) or 10.1.(f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender's obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1.(e) or (f)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event of condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

         (f) Auto Borrow/Auto Sweep Programs. At 5:00 p.m. on each Business Day the Borrower shall be deemed to have requested that the Swingline Lender make to the Borrower a Swingline Loan in an amount equal to the amount by which drafts against the Operating Account exceed the available balance of funds then on deposit in the Operating Account. The Agent shall notify the Swingline Lender of the amount of such excess. The Swingline Lender shall make the proceeds of each such Swingline Loan available to the Borrower by paying the same to the Agent for deposit into the Operating Account. At 5:00 p.m. on each Business Day, the Borrower shall repay a principal amount of Swingline Loans by an amount equal to the positive balance, if any, of available funds then on deposit in the Operating Account as determined by the Agent at such time. The Borrower hereby authorizes the Agent to deduct such amount from the Operating Account without notice to the Borrower, and to pay such amount to the Swingline Lender in repayment of the then outstanding principal balance of Swingline Loans. The provisions of this subsection shall not become effective until the Borrower has executed and delivered the Swingline Lender's customary documentation relating to its "Auto Borrow" and "Auto Sweep" programs.

SECTION 2.11.  AMOUNT LIMITATIONS.

         Notwithstanding any other term of this Agreement or any other Loan Document, at no time may the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans, exceed the aggregate amount of the Commitments.

              ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1.   PAYMENTS.

         Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) and shall be made as otherwise directed in writing by the Agent from time to time. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. Each payment received by Agent for the account of Swingline Lender under this Agreement or the Swingline Note shall be paid to Swingline Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by Swingline Lender to the Agent from time to time. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2.  PRO RATA TREATMENT.

         Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) and 3.6.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.9. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.6.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans of such Type (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous and (e) the Lenders' participation in, and payment obligations in respect of, Swingline Loans under Section 2.10., shall be pro rata in accordance with their respective Commitments.

SECTION 3.3.  SHARING OF PAYMENTS, ETC.

         The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender or the Agent may otherwise have, each Lender shall be entitled, at its option but subject to receipt of the Agent's prior written consent, to offset balances held by such Lender for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans hereunder (or other Obligations owing to such Lender hereunder) which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case such Lender shall promptly notify the Borrower, all other Lenders and the Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.3., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with
Section 3.2. or Section 10.3. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.10.(e)).

SECTION 3.4.  SEVERAL OBLIGATIONS.

         No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5.  MINIMUM AMOUNTS.

         (a) Borrowings. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each borrowing of LIBOR Loans, and each Conversion of a Loan to a LIBOR Loan, shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

         (b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

         (c) Reductions of Commitment. Each reduction of the Commitments under
Section 2.9. shall be in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess thereof.

SECTION 3.6.  FEES.

         (a) Closing Fee. In consideration of the extension of the credit facility established hereby, the Borrower agrees to pay to the Agent for the account of each Lender on the Effective Date a closing fee in an amount equal to one-quarter of one percent (0.25%) of the amount of such Lender's Commitment.

         (b) Commitment Fee. The Borrower agrees to pay to the Agent for the account of the Lenders a commitment fee on the average daily amount by which the Commitments (as the amount of the Commitments may be reduced from time to time pursuant to Section 2.9. or otherwise) exceed the aggregate outstanding principal balance of Revolving Loans at a rate per annum equal to the Applicable Commitment Fee for the period from and including the Agreement Date to but excluding the date the Commitments are terminated or reduced to zero or the Termination Date. Such facility fee shall be payable in arrears on (i) the last Business Day of March, June, September and December in each year commencing with September 30, 1998, (ii) on the Termination Date, (iii) on the date the Commitments are otherwise terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent.


         (c) Agent, Arranger and Other Fees. The Borrower agrees to pay the administrative fees, arrangement fees and other fees of the Agent and NMS as may be agreed to in writing from time to time.

SECTION 3.7.  COMPUTATIONS.

         Unless otherwise expressly set forth herein, (a) any accrued interest on any Base Rate Loan and any Fees due hereunder shall be computed on the basis of a year of 365 or 366 days, as appropriate, and the actual number of days elapsed and (b) any accrued interest on any LIBOR Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

SECTION 3.8.  USURY.

         In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender (with a copy to the Agent) in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9.  AGREEMENT REGARDING INTEREST AND CHARGES.

         The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2.(a) and, with respect to Swingline Loans, in Section 2.10.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all commitment fees, underwriting fees, agency fees, syndication fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10.  STATEMENTS OF ACCOUNT.

         The Agent will account to the Borrower with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed presumptively correct. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11.  DEFAULTING LENDERS.

         (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

         (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent no sooner than 10 Business Days and not later than 15 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.6.(d), shall pay to the Agent an assignment fee in the amount of $7,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

SECTION 3.12. TAXES.

         (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, (iv) any taxes imposed on or measured by the Agent's or any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

             (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

             (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

             (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

         (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         (c) Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms 4224 or 1001, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

                        ARTICLE IV. YIELD PROTECTION, ETC.

SECTION 4.1. ADDITIONAL COSTS; CAPITAL ADEQUACY.

         (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligations or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including, without limitation, any reserves required to be maintained against (1) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System or (2) any other category of liabilities which includes deposits by reference to which the interest rate on

LIBOR Loans is determined or (3) any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America)) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6. shall apply).

         (c) Notification and Determination of Additional Costs. Each Lender agrees to notify the Borrower (with a copy to the Agent) of any event occurring after the Agreement Date entitling such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, subject to the last sentence of this subsection, the failure of any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. Such Lender agrees to furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under this Section. Determinations by such Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith. A Lender shall only be entitled to compensation under this Section for events of which the Borrower has been provided notice during the 180 day period after the occurrence of any such event entitling such Lender to compensation under this Section.

SECTION 4.2.  SUSPENSION OF LIBOR LOANS.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

                  (b) the Agent determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3.  ILLEGALITY.

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender or its Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6. shall be applicable).

SECTION 4.4  COMPENSATION.

         The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:

                  (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation, such compensation to include in the case of a LIBOR Loan, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing or Conversion) at the applicable rate of interest for such Loan provided for herein plus such Lender's normal administrative charges, if any, associated with such payment, prepayment, Conversion or failure to borrow over
(ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to LIBOR at such time for an amount comparable to such principal amount and for a maturity comparable to such period (as reasonably determined by such Lender). Upon the Borrower's request, if any Lender shall request compensation under this Section, such Lender shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive if made on a reasonable basis and in good faith.

SECTION 4.5.  AFFECTED LENDERS.

         If any Lender requests compensation pursuant to Section 3.12. or 4.1., or the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b), 4.2. or 4.3., then, so long as there does not then exist any Default or Event of Default, the Borrower may either (a) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitments to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (b) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expenses and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12. or 4.1.

SECTION 4.6.  TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 4.1.(b), Section 4.2. or Section 4.3., then all of such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to the Borrower (with a copy to the Agent)) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or 4.3. that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.7.  CHANGE OF LENDING OFFICE.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

                         ARTICLE V. CONDITIONS PRECEDENT

SECTION 5.1.  INITIAL CONDITIONS PRECEDENT.

         The obligation of any Lender to make any Loan, or the Swingline Lender to make any Swingline Loan to Borrower, in each case is subject to the condition precedent that the Agent shall have received each of the following, each of which shall be satisfactory in form and substance to the Agent:

         (i) a counterpart of this Agreement executed by the Borrower and each of the Lenders;

         (ii) the Revolving Notes executed by the Borrower, payable to each of the Lenders and complying with the terms of Section 2.8., and the Swingline Note executed by the Borrower, payable to the Swingline Lender;

         (iii) the Guaranty executed by each Loan Party other than the Borrower;

         (iv) the Pledge Agreement executed by each of the Borrower and each other Loan Party owning any equity interest in any other Loan Party, substantially in the form of Exhibit L;

         (v) the certificates issued in the name of the applicable Loan Party evidencing the stock and other securities subject to the Lien of the Pledge Agreement;

         (vi) appropriate stock transfer powers endorsed in blank by each applicable Loan Party with respect to the certificates referred to in the immediately preceding subsection;

         (vii) the Security Agreement executed by each of the Borrower and the other Loan Parties substantially in the form of Exhibit M;

         (viii) with respect to each of the Uniform Commercial Code financing statements naming each Loan Party as debtor, NationsBank as secured party, and filed pursuant to the Existing Credit Agreement, a Uniform Commercial Code assignment statement executed by NationsBank as assignor in favor of the Agent as assignee;

         (ix) favorable UCC, tax and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior Liens on any of the Collateral other than Permitted Liens or Liens to be terminated prior to the Effective Date;

         (x) an opinion of Troutman Sanders LLP, counsel to the Loan Parties, in substantially the form of Exhibit N;

         (xi) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the State of formation of such Loan Party;

         (xii) a Certificate of Good Standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the State of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State of each state in which such Loan Party is required to be so qualified;

         (xiii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party and to execute and deliver Notices of Borrowing, Notices of Conversion, Notices of Continuation and Notices of Swingline Borrowing;

         (xiv) copies certified by the Secretary or Assistant Secretary of each Loan Party (or other individual performing similar functions) of (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

         (xv) a certificate executed by the chief executive officer or chief financial officer of the Borrower, stating that: (i) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Loan Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date;

         (xvi) certificates of insurance evidencing the existence of all insurance required to be maintained by each Loan Party pursuant to the Loan Documents, together with loss payable clauses as required by such Loan Documents;

         (xvii) a key man life insurance policy on the life of Ramie A. Tritt, M.D., in the amount of $2,500,000, naming the Borrower as beneficiary;

         (xviii) copies of all executed Management Services Agreements;

         (xix) the Collateral Assignment of Management Services Agreements executed by PSC Management and each Other Manager, if any, relating to all such Management Services Agreements;

         (xx)    the Fees, if any, then due under Section 3.6.;

         (xxi) any and all financial statements described in Section 6.1.(k) not previously delivered by the Borrower to the Lenders; and

         (xxii) such other documents, instruments and agreements as the Agent or any Lender through the Agent may reasonably request.

SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS.

         The obligation of any Lender to make any Loan hereunder (including the initial Loans), and of Swingline Lender to make any Swingline Loan, is subject to the further condition precedent that, both immediately prior to the making of such Loan, and also after giving effect thereto:

         (a) no Default or Event of Default shall have occurred and be continuing;

         (b) the representations and warranties made or deemed made by the Loan Parties in each of the Loan Documents shall be true, complete and correct in all material respects on and as of the date of the making of such extension of credit with the same force and effect as if made on and as of such date (or, in the case of any such representation and warranty made only as of a particular date, as of such particular date); and

         (c) the Agent shall have timely received a duly executed Notice of Borrowing, or in the case of a Swingline Loan, timely receipt by Swingline Lender of a Notice of Swingline Borrowing.

Each Credit Event (including without limitation, the borrowing of a Swingline Loan as provided in Section 2.10.(f)) shall constitute a certification by the Borrower to the effect set forth in the preceding clauses (a) and (b) (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent and the Lenders prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).

                    ARTICLE VI. REPRESENTATIONS AND WARRANTIES

SECTION 6.1.  REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders and the Swingline Lender to enter into this Agreement and to make Loans and the Swingline Loans, as applicable, the Borrower represents and warrants to the Agent, the Lenders and the Swingline Lender as follows:

         (a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, duly organized, validly existing and in good standing under the jurisdiction of its incorporation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         (b) Ownership Structure. Schedule 6.1.(b) correctly sets forth as of the Agreement Date the corporate structure of the Borrower and its Subsidiaries, the correct legal name of the Borrower and each Subsidiary, the Persons holding equity interests in the Borrower's Subsidiaries and their percentage equity or voting interest in such Subsidiaries. Except as set forth in such Schedule as of the Agreement Date: (i) no Subsidiary of the Borrower has issued to any third party any securities convertible into such Subsidiary's capital stock or any options, warrants or other rights to acquire any securities convertible into such capital stock; and (ii) the outstanding stock and securities of, or other equity interests, as applicable, in the Borrower's Subsidiaries are owned by the Persons indicated on such Schedule, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever.

         (c) Authorization. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and Acquisition Documents to which it is a party in accordance with their respective terms and to consummate the Transactions. Each of the Loan Documents and Acquisition Documents to which the Borrower or any other Loan Party is a party has been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except that the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws from time to time in effect affecting creditors' rights generally and general equitable principles.

         (d) Compliance of Documents With Laws, etc. The execution, delivery and performance of each of the Loan Documents and the Acquisition Documents to which any Loan Party is a party in accordance with their respective terms and the consummation of the Transactions do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as already have been obtained and are in full force and effect or those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, or violate any Applicable Law relating to any Loan Party, other than violations which could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Borrower or the organizational documents of any other Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Liens in favor of the Agent for the benefit of the Lenders.

         (e) Compliance with Law; Governmental Approvals. The Borrower and each other Loan Party is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Borrower or such Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the aggregate, (i) cause a Default or Event of Default or (ii) have a Material Adverse Effect.

         (f) Title to Properties; Liens. Each of the Loan Parties has good, marketable and legal title to, or a valid leasehold interest in, its respective material assets, free and clear of all Liens except for those described in
Schedule 6.1.(f) and other Permitted Liens.

         (g) Indebtedness and Guarantees. Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Funded Debt of the Borrower, its Subsidiaries and the other Loan Parties. No default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Indebtedness.

         (h) Material Contracts. Schedule 6.1.(h) is a true, correct and complete listing of all Material Contracts as of the Agreement Date. No default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Material Contract.

         (i) Litigation. There are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any of their respective property or any Transaction in any court or before any arbitrator of any kind or before or by any Governmental Authority which if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.

         (j) Taxes. All federal, state and other tax returns of the Borrower, any of its Subsidiaries or any of the other Loan Parties required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and each Loan Party and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, its Subsidiaries or any other Loan Party are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. All charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         (k) Financial Statements. The Borrower has furnished to the Agent and each Lender each of the following financial statements: (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1996 and December 31, 1997, and the related consolidated statements of income, retained earnings and cash flow for the fiscal years then ended; (ii) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1998, and the related unaudited consolidated statements of income, retained earnings and cash flow for the fiscal quarter then ended (together with the financial statements referenced in the immediately proceeding clause (i), the "Historical Financial Statements"); (iii) a pro forma projected unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1998 after giving effect to any Acquisition effected prior to the Effective Date but after December 31, 1997 (the "Pro Forma Financial Statements"); and (iv) pro forma projected consolidated financial statements reflecting the forecasted financial condition and results of operations of the Borrower and its Subsidiaries on a quarterly and an annual basis for the four-year period ending December 31, 2002 (the "Projected Financial Statements"). The Historical Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of and for the periods covered thereby. Since December 31, 1997, there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Borrower and its Subsidiaries considered as a whole, and after giving effect to each Transaction each Loan Party will be Solvent. The Pro Forma Financial Statements fairly present the pro forma financial condition and results of operations of the Borrower and its Subsidiaries as of and for the periods covered thereby. The Projected Financial Statements are based on the assumptions set forth in the supporting schedules thereto and constitute, in the good faith judgment of the Borrower, reasonable estimations of future performance as of such date. With respect to any given Acquisition, and except as disclosed by the Borrower to the Agent and the Lenders in writing, the Borrower is not aware, and the Borrower has no reason to be aware, that any of the following statements are untrue: (A) the Acquisition Historical Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Target as of and for the periods covered thereby; and (B) the Combined Financial Statements, if any, delivered under Section 9.6. in connection with such Acquisition, fairly present, in all material respects, the financial condition and results of operations of the Target and the Company, on a combined basis for the periods covered thereby.

         (l)      ERISA.

                  (i) Each of the Borrower, its Subsidiaries, and each other ERISA Affiliate, is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder except for noncompliances which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code shall be submitted (within the applicable remedial amendment period, as described in Section 401(b) of the Internal Revenue Code) to the Internal Revenue Service for determination that it isso qualified, and each trust related to such plan shall also be timely submitted to the Internal Revenue Service for a determination that it is exempt under Section 501(a) of the Internal Revenue Code. No liability has been incurred by the Borrower, any Subsidiary or any other ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                  (ii) Neither the Borrower, any Subsidiary nor any other ERISA Affiliate has (A) engaged in a nonexempt prohibited transaction described in Section 4975 of the Internal Revenue Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a tax or penalty on prohibited transactions imposed under
         Section 4975 of the Internal Revenue Code or under ERISA, (B) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Internal Revenue Code, Section 302 of ERISA or the terms of such Employee Benefit Plan.

                  (iii) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower, any Subsidiary nor any other ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan.

                  (iv) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits.

                  (v) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower, any Subsidiary or any other

         ERISA Affiliate, has been administered in accordance with its terms in all respects and is in compliance in all respects with all applicable requirements of ERISA and other Applicable Laws, except where the failure to be so administered or in compliance could not reasonably be expected to have a Material Adverse Effect.

                  (vi) The consummation of the Loans provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption.

                  (vii) No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (m) Absence of Defaults. No Loan Party is in default under its articles of incorporation, or other applicable organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute a default or event of default of any Loan Party under any agreement or judgment, decree or order to which any Loan Party is a party or by which any Loan Party or any of its properties may be bound which could reasonably be expected to have a Material Adverse Effect.

         (n) Environmental Laws. Each other Loan Party has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. Each of the Borrower, its Subsidiaries and each other Loan Party is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, its Subsidiaries and each other Loan Party, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material which could reasonably be expected to have a Material Adverse Effect; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Borrower's knowledge, threatened, against the Borrower, its Subsidiaries and each other Loan Party relating in any way to Environmental Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (o) Adverse Contracts. None of the Loan Parties has assumed liability under or is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business, or which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (p) Investment Company; Public Utility Holding Company. Neither the Borrower, nor any Subsidiary nor any other Loan Party is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other Applicable Law which purports to regulate or restrict its ability to consummate the Transactions or to perform its obligations under any Loan Document or Acquisition Document to which it is a party.

         (q) Margin Stock. Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such "margin stock."

         (r) Affiliate Transactions. As of the Agreement Date, except as set forth on Schedule 6.1.(r) and except as otherwise permitted by Section 9.11., neither the Borrower nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate is a party.

         (s) Fiscal Year. The Borrower's fiscal year is the calendar year.

         (t) Intellectual Property. Each of the Borrower, its Subsidiaries and the other Loan Parties owns, is licensed to use or otherwise has the legal right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Person (collectively called "Intellectual Property"). All Intellectual Property that is registered or for which application for registration is pending is identified on Schedule 6.1.(t). Except as disclosed in such Schedule, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in such Schedule, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower, its Subsidiaries and the other Loan Parties, does not infringe on the rights of any Person.

         (u) Broker's Fees. No broker's or finder's fee, commission or similar compensation are or will be payable by any Loan Party with respect to the Transactions contemplated by the Loan Documents.

         (v) Deposit Accounts and Collection Arrangements. Schedule 6.1.(v) is an accurate description of how the Borrower, PSC Management and the other Loan Parties handle the collection of their Receivables and the Receivables of the various physicians and other service providers covered by any Management Services Agreement or otherwise affiliated with any of the Loan Parties, including without limitation, a detailing of the flow of the proceeds of all such Receivables through collection and other deposit accounts maintained with depository institutions.

         (w) Healthcare Compliance. (i) Each Loan Party, has all Governmental Approvals required for participation in Medicare, Medicaid, and other similar government or private programs in which they are participating, all of which Governmental Approvals are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned. No condition exists or event has occurred which will or could reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Approval; and (ii) each "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement), has all Governmental Approvals required for participation in Medicare, Medicaid, and other similar government or private programs in which they are participating, all of which Governmental Approvals are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned except where the failure to have such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which will or could reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Governmental Approval, other than Governmental Approvals the failure to have which could not reasonably be expected to have a Material Adverse Effect.

         (x) Healthcare Billings. All billings by each Loan Party and each "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) to Medicare, Medicaid, and other similar government or private programs have been made in accordance with Applicable Law (including, without limitation, in accordance with all applicable regulations and published policies and procedures and in the case of billings effective on or after January 1, 1989 in accordance with the provisions of the Omnibus Budget Reconciliation Act of 1987), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and there has been no intentional or material overbilling or overcollecting from any such program, other than as created by routine adjustments and disallowances made in the ordinary course of business by such programs with respect to the billings.

         (y) Conduct. (i) None of the Loan Parties has engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, or related Applicable Laws, or which are prohibited by rules of professional conduct, including, without limitation, the following: (A) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (C) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, of offering to pay or receive such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program; and (ii) except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, no "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) has engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, or related Applicable Laws, or which are prohibited by rules of professional conduct, including, without limitation, the following: (A) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (C) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, of offering to pay or receive such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program.

         (z) Certain Relationships. No Loan Party has unlawfully: (i) offered, paid, solicited or received anything of value, paid directly or remuneration to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to: (1) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise; (2) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; (3) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or (ii) offered, paid, solicited or received any remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to: (1) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to any Loan Party; or (2) discounts, rebates, or other reductions in price on good or service received by any Loan Party; (iii) offered, paid, solicited or received any remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item; (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to any Loan Party; (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for any Loan Party; or (vi) entered into any agreement providing for (1) the referral of any patient for the provision of goods or services by any Loan Party or (2) payments by any Loan Party as a result of any referrals of patients.

         (aa) Accuracy and Completeness of Information. All written information, reports and other papers and data (other than Projections (as defined below)) furnished to the Agent, any Lender or the Swingline Lender by, on behalf of, or at the direction of, the Borrower or any other Loan Party were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections concerning the Borrower or any of its Subsidiaries that have been or are hereafter made available to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower or any other Loan Party ("Projections") have been or will be prepared in good faith based on reasonable assumptions. Except for general economic and industry conditions (as opposed to economic or industry conditions uniquely applicable to the Borrower and its Subsidiaries because of the nature of the business in which they engage), no fact is known to the Borrower which has had, or which would reasonably be expected in the future to have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements, information, reports or other papers or data furnished to, or otherwise disclosed in writing to, the Agent, the Lenders and the Swingline Lender prior to the Effective Date. No document furnished or written statement made to the Agent, any Lender or the Swingline Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any other Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         (bb) Year 2000. The Borrower reasonably believes that the "Year 2000 Problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly, including performance of date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. The computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party to the Agent, any Lender or the Swingline Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Agent, any Lender or the Swingline Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder.

SECTION 6.3.  REPRESENTATIONS REGARDING ACQUISITIONS

         To the extent any representation or warranty contained in this Agreement or any other Loan Document relates to an Acquisition and the Transactions relating thereto, such representation or warranty shall be deemed made only on and as of (a) the date such Acquisition has been consummated and
(b) the date of the making of a Loan any of the proceeds of which are used in whole or in part to finance such Acquisition.

SECTION 6.4.  REPRESENTATIONS AND WARRANTIES IN ACQUISITION DOCUMENTS

         Each representation and warranty made or deemed made by any Loan Party in any of the other Loan Documents or the Acquisition Documents is hereby deemed made to and for the benefit of the Agent, the Lenders and the Swingline Lender as if the same were set forth herein in full. Except as disclosed by the Borrower to the Agent, the Lenders and the Swingline Lender in writing, the Borrower is not aware, and the Borrower has no reason to be aware, that any representation or warranty by any other party to an Acquisition Document contained in such Acquisition Document is or was untrue in any material respect at the time made or deemed made.

                         ARTICLE VII. AFFIRMATIVE COVENANTS

         For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7., the Borrower shall:

SECTION 7.1. PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

         Preserve and maintain, and cause each other Loan Party to preserve and maintain, its respective existence, and those of its rights, franchises, licenses and privileges which are necessary to the conduct of its business, in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except those jurisdictions where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.2. COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

         Comply, and cause each other Loan Party to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals and (b) all terms and conditions of all Material Contracts to which it is a party, except in each case in which the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.3. MAINTENANCE OF PROPERTY.

         In addition to, and not in derogation of, the requirements of any of the other Loan Documents, (a) protect and preserve, and cause each other Loan Party to protect and preserve, all of its material properties, including, but not limited to, all Intellectual Property (and in the case of Intellectual Property, shall cause such Intellectual Property, in accordance with prudent business practices, to be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings and issuance), and maintain in good repair, working order and condition all tangible properties, allowing for ordinary wear and tear, and
(b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 7.4. CONDUCT OF BUSINESS.

         At all times carry on, and cause each other Loan Parties to carry on, its respective businesses in the same fields as engaged in on the Agreement Date and not enter, and prohibit its Subsidiaries and the other Loan Parties from entering, into any field of business other than the fields of (and the management of other Persons engaged in the business of) Otolaryngology, the Related Subspecialties and the Complementary Specialties, and ancillary services thereto.

SECTION 7.5.  INSURANCE.

         (a) Property and Casualty. In addition to, and not in derogation of, the requirements of any of the other Loan Documents, maintain, and cause each other Loan Party to maintain, insurance with financially sound and reputable insurance companies acceptable to the Agent against such risks and in such amounts as is customarily maintained by similar businesses, as may be required by Applicable Law, or as may be satisfactory to the Agent. From time to time the Borrower will deliver to the Agent or any Lender upon its request a reasonably detailed list, together with copies of all policies of insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Without limiting the obligations of the Borrower and the other Loan Parties under the foregoing provisions of this Section or under any other Loan Document, if the Borrower or any of the other Loan Parties shall fail to maintain insurance as required by the foregoing provisions of this Section or any of the other Loan Documents, then the Agent may upon notice to the Borrower or such other Loan Party, but shall have no obligation to, procure insurance covering the interests of the Agent, the Lenders and the Swingline Lenders in such amounts and against such risks as the Requisite Lenders shall deem appropriate in their sole but reasonable discretion, and the Borrower shall reimburse the Agent and the Lenders in respect of any premiums paid by the Agent or the Lenders as provided in Section 12.2.

         (b) Key Man Life Insurance. Maintain a key man life insurance policy a with financially sound and reputable insurance company on the life of Ramie A. Tritt, M.D., in the amount of $2,500,000, naming the Borrower as beneficiary. Within one year after the Effective Date, the Requisite Lenders will, at the request of the Borrower, evaluate the required amount of such life insurance. The Requisite Lenders may, but shall have no obligation to, reduce the amount of such required coverage.

SECTION 7.6.  PAYMENT OF TAXES AND CLAIMS.

         Pay or discharge, and cause each Subsidiary and other Loan Party to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower or such other Loan Party, as applicable, in accordance with GAAP.

SECTION 7.7.  VISITS AND INSPECTIONS.

         Permit, and cause each other Loan Party to permit, representatives or agents of the Agent or any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to: (a) visit and inspect all properties of the Borrower or such other Loan Party; (b) inspect and make extracts from their respective relevant books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, the status of the business, assets, liabilities, financial conditions, results of operations and business prospects. If requested by the Requisite Lenders, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent and the Lenders to discuss the financial affairs of the Borrower and any Subsidiary with its accountants.

SECTION 7.8.  USE OF PROCEEDS.

         (a) Use the proceeds of Loans only (i) to finance Acquisitions by the Borrower or any of its Subsidiaries of Persons engaged in, or equipment or other assets utilized by Persons engaged in, Otolaryngology practices as well as Related Subspecialties and Complementary Specialties and ancillary services thereto, as well as Persons engaged in, or assets of Persons engaged in, the physician practice management business of managing Otolaryngology practices and Related Subspecialties and Complimentary Specialties; (ii) to refinance existing Funded Debt; (iii) to finance the making of Investments by the Borrower and its Subsidiaries to the extent permitted to be made under Section 9.4. and (iv) for the working capital and general corporate purposes of, and to finance capital expenditures by, the Borrower and its Subsidiaries; and (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The proceeds of the initial Loans hereunder shall be used to pay in full all amounts owing under the Existing Credit Agreement.

SECTION 7.9.  ENVIRONMENTAL MATTERS.

         Comply, and cause all of the other Loan Parties to comply with all Environmental Laws, other than those the failure to comply with which could not reasonably be expected to have a Material Adverse Effect. If the Borrower or any other Loan Party shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and the same could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice within 30 days after the receipt thereof by the Borrower or any of the other Loan Parties. The Borrower and the other Loan Parties shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 7.10.  BOOKS AND RECORDS.

         Maintain, and cause each of the other Loan Parties to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice.

SECTION 7.11.  ENFORCEMENT OF REMEDIES UNDER ACQUISITION DOCUMENTS

         If the Borrower becomes aware of any material claim for indemnification from any party under any Acquisition Document, assert or cause the assertion of such claim against such party before the date on which such claim may no longer be made under such Acquisition Document if, in the Borrower's reasonable business judgment, asserting such claim is deemed appropriate, and in asserting any such claim shall comply with all requirements for asserting such claims under the Acquisition Documents.

SECTION 7.12.  DEPOSIT AND COLLECTION PROCEDURES

         Cause PSC Management and each Other Manager to establish and maintain an operating account (each a "Management Account") with the Agent. The Borrower shall cause PSC Management and each Other Manager to take all acts and execute all documents necessary to ensure that all Receivables, other than Governmental Receivables, remitted to any "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) are deposited directly to the appropriate Management Account promptly upon such Person's receipt thereof in accordance with the terms and conditions and the procedures set forth in the applicable Management Services Agreement. If and to the extent permitted under the applicable Management Services Agreement, the proceeds of any Receivables, other than Governmental Receivables, are deposited into any deposit account not maintained with the Agent, the Borrower shall cause PSC Management and each Other Manager to take all acts and execute all documents necessary to ensure that all collected funds on deposit in such deposit accounts are swept daily (to the extent automated clearing house mechanisms are available) but in any event no less frequently than weekly, and deposited in the appropriate Management Account. The Borrower also shall cause PSC Management and each Other Manager to take all acts and execute all documents necessary to ensure that all Governmental Receivables remitted to any "Practice," "Physician Shareholder" and "Practice Employee" (as such terms are defined in each Management Services Agreement) are deposited directly to a deposit account controlled and directed by such Person and that all collected funds on deposit in such accounts are swept daily and deposited in the appropriate Management Account, all in accordance with the terms and conditions and the procedures set forth in the applicable Management Services Agreement.

SECTION 7.13.  MANAGEMENT SERVICES AGREEMENTS.

         Cause PSC Management or an Other Manager to serve as the sole manager under any and all Management Services Agreements.

SECTION 7.14. ADDITIONAL MATERIAL SUBSIDIARIES.

         Within 10 Business Days of any Person becoming a Material Subsidiary after the Agreement Date, the Borrower shall deliver to the Agent each of the items that would be required to be delivered under Section 9.6. if such Material Subsidiary were a New Subsidiary being acquired pursuant to an Acquisition (but only to the extent such items have not otherwise been delivered to the Agent under such Section or otherwise). Notwithstanding any provision of this Agreement or any other Loan Document, (a) no Foreign Subsidiary shall be required to execute and deliver a Guaranty and (b) a Loan Party shall only be obligated to pledge under the Pledge Agreement the maximum amount of the total combined voting power of all classes of stock entitled to vote of its respective Foreign Subsidiaries that it may so pledge without such Foreign Subsidiary being deemed to be holding United States property by virtue of 26 C.F.R. ss. 1.956-2(c)(2).

                            ARTICLE VIII. INFORMATION

         For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

SECTION 8.1. QUARTERLY FINANCIAL STATEMENTS.

         As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Borrower, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year and comparable budgeted figures for the previous year, all of which shall be certified by the chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2. YEAR-END STATEMENTS.

         As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall be certified by (a) the chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) in the case of the consolidated financial statements, Arthur Andersen, LLP, or other independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose certificate shall be in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement.

SECTION 8.3. COMPLIANCE CERTIFICATE

         At the time the financial statements are furnished pursuant to Sections
8.1. and 8.2., a certificate substantially in the form of Exhibit O (a "Compliance Certificate"): (i) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower, and when appropriate its consolidated Subsidiaries, were in compliance with the covenants contained in Section 9.1.; and (ii) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.

SECTION 8.4.  ACCOUNTANTS' LETTERS AND BUDGETS.

         In addition to the financial information to be provided to the Agent and the Lenders under Sections 8.1. through 8.3.:

         (a) promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants including, without limitation, any management reports; and

         (b) within 30 days prior to the end of each fiscal year of the Borrower, (i) an operating budget and (ii) a capital expenditure budget for the immediately succeeding fiscal year of the Borrower.

SECTION 8.5.  NOTICE OF LITIGATION AND OTHER MATTERS.

         Prompt notice of:

         (a) to the extent the Borrower is aware of the same, the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect;

         (b) any amendment to the articles of incorporation, articles of organization, certificate of limited partnership, partnership agreement, operating agreement or other comparable organizational instrument of the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect;

         (c) any change in the senior management of the Borrower or any other Loan Party or any change in the management succession plan delivered under
Section 5.1.;

         (d) any change in the business, assets, liabilities, financial condition, or results of operations of the Borrower or any other Loan Party which could reasonably be expected to have Material Adverse Effect;

         (e) the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Borrower or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound, and of which any officer of the Borrower has actual knowledge;

         (f) any order, judgment or decree in excess of $100,000 having been entered against the Borrower or any other Loan Party or any of their respective properties or assets;

         (g) any notification of a violation of any law or regulation or any inquiry shall have been received by the Borrower or any other Loan Party from any Governmental Authority which violation could reasonably be expected to have a Material Adverse Effect;

         (h) promptly upon receipt thereof, copies of any notification or other communication given or received by any Loan Party with respect to any Management Services Agreement regarding (i) any alleged failure on the part of any party to such Management Services Agreement to comply with the terms thereof in any material respect or (ii) any event or condition which would permit the termination of such Management Services Agreement; and

         (i) promptly upon discovery thereof, notice and a written description of all claims or potential claims asserted against the Borrower or any other Loan Party for indemnification under the Acquisition Documents, which claims or potential claims are in an aggregate amount in excess of $100,000 (which amount shall be calculated irrespective of any deductible or similar "carve out" from indemnity that may be granted under the terms of the applicable Acquisition Documents).

SECTION 8.6.  ERISA.

         The following information at the times specified below:

         (a) Together with the financial statements required to be delivered pursuant to Section 8.1. and 8.2., notice of (i) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (ii) the commencement of contributions to any Pension Plan or Multiemployer Plan to which the Borrower, any Subsidiary or any of its ERISA Affiliates was not previously contributing, (iii) any material increase in the benefits of any existing Pension Plan or Multiemployer Plan, (iv) each funding waiver request filed with respect to any Pension Plan or Multiemployer Plan and all communications received or sent by the Borrower, any Subsidiary or any ERISA Affiliate with respect to such request and (v) the failure of the

Borrower, any Subsidiary or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

         (b) Promptly and in any event within thirty (30) days of becoming aware of the occurrence of any (i) Termination Event or (ii) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Borrower, any Subsidiary or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

         (c) With reasonable promptness (but in any event within 20 days of receipt thereof for purposes of the following clauses (i) and (ii)), copies of
(i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, and (iii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA. The Borrower will notify the Agent in writing within 5 Business Days of the Borrower, any Subsidiary or any ERISA Affiliate obtaining knowledge that the Borrower, any Subsidiary or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

SECTION 8.7.  COPIES OF OTHER REPORTS.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants including, without limitation, any management report;

         (b) Promptly upon their becoming available, copies of all financial statements or other financial information, all registration statements and other periodic or special reports, if any, which the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; and

         (c) Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

SECTION 8.8.  OTHER INFORMATION.

         From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, its Subsidiaries and the other Loan Parties as the Agent or any Lender may reasonably request. The rights of the Agent and the Lenders under this Section are in addition to and not in limitation of their rights under any other provision of this Agreement or any of the other Loan Documents.

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

                          ARTICLE IX. NEGATIVE COVENANTS

         For so long as any of the Obligations remains outstanding, unpaid or unperformed, or this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Borrower shall not, directly or indirectly:

SECTION 9.1. FINANCIAL COVENANTS.

         (a) Senior Funded Debt to EBITDA. Permit the ratio of (i) Senior Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis to
(ii) the sum of (A) Borrower's EBITDA for the period of four consecutive fiscal quarters most recently ended plus (B) Acquisition EBITDA for such period not otherwise included in the calculation of the Borrower's EBITDA, at any time to exceed 3.0 to 1.0.

         (b) Funded Debt to EBITDA. Permit the ratio of (i) Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis to (ii) the sum of (A) Borrower's EBITDA for the period of four consecutive fiscal quarters most recently ended plus (B) Acquisition EBITDA for such period not otherwise included in the calculation of the Borrower's EBITDA, at any time to exceed 4.0 to 1.0.

         (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at any time to be less than 1.5 to 1.0.

         (d) Net Worth. Permit the Borrower's Net Worth to be less than (i) $39,900,000 plus (ii) 75% of Consolidated Net Income of the Borrower (only if greater than $0) for each fiscal quarter of the Borrower ending after March 31, 1998 plus (iii) any and all increases in the Borrower's Net Worth resulting from Equity Issuances occurring after the date hereof.

SECTION 9.2. INDEBTEDNESS.

         Create, incur, assume, or permit or suffer to exist, or permit or other Loan Party to create, incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

         (a) the Obligations;

         (b) Funded Debt evidenced by Seller Notes, but only to the extent such Funded Debt is Subordinated Debt;

         (c) trade payables incurred by the Borrower and its Subsidiaries in the ordinary course of business;

         (d) Funded Debt secured by Purchase Money Liens; provided, however, that the aggregate principal amount of such Funded Debt at any one time outstanding shall not exceed $3,000,000;

         (e) Capitalized Lease Obligations in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding; and

         (f) Indebtedness owing from one Loan Party to another Loan Party.

SECTION 9.3. CONTINGENT OBLIGATIONS.

         Become or remain liable, or permit any other Loan Party to become or remain liable, on or under any Contingent Obligation other than Contingent Obligations in existence as of the Agreement Date and set forth in Schedule 9.3. and then only in an aggregate amount not to exceed $500,000.

SECTION 9.4. INVESTMENTS.

         (a) Acquire or purchase, or permit any other Loan Party to acquire or purchase, after the Agreement Date, all or substantially all of the assets constituting the business or a division or an operating unit of any Person, (b) acquire, make or purchase, or permit any Subsidiary or any other Loan Party to acquire, make or purchase, after the Agreement Date, any Investment or (c) permit any Investment of the Borrower or any Subsidiary or any other Loan Party to be outstanding on and after the Agreement Date, other than the following:

         (i) Investments in Subsidiaries in existence on the Agreement Date and disclosed on Schedule 6.1.(b);

         (ii)  Investments in Cash Equivalents;

         (iii) Investments in existence on the Agreement Date and set forth on
Schedule 9.4.;

         (iv) Acquisitions of all or substantially all of the assets of any Person or division or Asset Group thereof permitted under Section 9.6. and Acquisitions of Investments in New Subsidiaries acquired in connection with Acquisitions permitted under Section 9.6.;

         (v) Loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

         (vi) Receivables created, and prepaid expenses incurred, in the ordinary course of business consistent with past practices;

         (vii) Loans to physicians affiliated with and providing medical services through Persons with whom the Borrower or any of its Subsidiaries has entered into a Management Services Agreement in an aggregate amount to all such physicians not to exceed $1,500,000 at any one time outstanding and which loans
(x) are evidenced by promissory notes and (y) are required to be repaid no later than two years after the making thereof; and

         (viii) Investments in other Persons that are not Subsidiaries in an aggregate amount not to exceed (x) $10,000,000 at any time outstanding in the case of Investments relating to ambulatory surgery centers in Atlanta, Georgia and (y) $5,500,000 at any time outstanding in the case of all other such Investment in Persons engaged in any business in which the Borrower and its Subsidiaries are permitted to engage under Section 7.4.

SECTION 9.5.  LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

         (a) Create, assume, incur or permit or suffer to exist, or permit any Subsidiary or any other Loan Party to create, assume, incur or permit or suffer to exist, any Lien upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired, other than Permitted Liens;

         (b) Enter into or assume any agreement (other than the Loan Documents), or permit any Subsidiary or any other Loan Party to enter into or assume any agreement (other than the Loan Documents), prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided, however, that this clause (b) shall not apply to any provisions contained in an agreement evidencing Funded Debt secured by a Purchase Money Lien which provision prohibits the creation of a Lien upon any property subject to such Purchase Money Lien; or

         (c) Create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary or any other Loan Party to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary or any other Loan Party to: (i) pay dividends or make any other distribution on any of the capital stock or other equity interests in such Subsidiary or Loan Party owned by any Loan Party; (ii) pay any Indebtedness owed to the Borrower or any other Loan Party; (iii) make loans or advances to the Borrower or any other Loan Party; or (iv) transfer any of its property or assets to the Borrower or any other Loan Party.

SECTION 9.6.  ACQUISITIONS.

         Consummate, and shall not permit any Subsidiary or other Loan Party to consummate, an Acquisition unless:

         (a) No Default. After giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

          (b) Consent if Required. If the aggregate cash portion of the Acquisition Consideration payable by the Borrower and its Subsidiaries in connection with such Acquisition exceeds $10,000,000, all of the Lenders shall have given their prior written consent to such Acquisition, which consent shall not be arbitrarily withheld. The Lenders shall respond to the Borrower's request for any such consent within 4 Business Days following receipt by the Agent and the Lenders of all of the items to be delivered under the immediately following subsection (c).

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

         (c) Documentation to Agent and Lenders Prior to Acquisition Requiring Approval. The Borrower shall have caused to be delivered to the Agent (and each Lender only in the case of the immediately following clauses (i), (iii), and
(iv)) on a timely basis prior to the date of consummation of an Acquisition requiring the consent of the Lenders under the immediately preceding subsection
(b) (an "Approved Acquisition"), each of the following:

                  (i) Acquisition Certificate. A completed Acquisition Certificate substantially in the form of Exhibit P-1;

                  (ii) Acquisition Documents. A copy of the most current letter of intent relating to such Acquisition, and the current draft (or executed copies if then available) of such other Acquisition Documents relating to such Acquisition as the Requisite Lenders may request through the Agent;

                  (iii) Historical Financial Statements. Unaudited balance sheets, statements of operations and, if available, statements of cash flows for such Target (if assets which do not constitute an Asset Group are being acquired from a Person, such financial statement shall be with respect to such Person) for the two fiscal years most recently ended (the "Acquisition Historical Financial Statements"). If the Acquisition was or is to be financed in whole or in part with proceeds of a Loan, then the Acquisition Historical Financial Statements must be audited financial statements;

                  (iv) Pro Forma Financial Statements. Pro forma financial statements in form reasonably satisfactory to the Agent reflecting the financial condition and results of operations of the Borrower and the Target on a combined basis for the prior 12-month period (the "Combined Financial Statements"), such financial statements to detail calculation of the Borrower's EBITDA and Acquisition EBITDA as separate items; and

                  (v) Other Documents. Such other documents, instruments, agreements and certifications as the Agent or the Requisite Lenders may reasonably and in good faith request and which request will not result in undue expense to the Borrower.

         (d) Documentation to Agent Following Closing of Each Acquisition. The Borrower shall cause to be delivered to the Agent not more than 10 Business Days after the date of consummation of any Acquisition, each of the following:

                  (i) Acquisition Certificate. In the case of any Acquisition other than an Approved Acquisition, a completed Acquisition Certificate substantially in the form of Exhibit P-2;

                  (ii) Corporate Documents. If such Acquisition involves any New Subsidiary that is a Material Subsidiary:

                           (A) a copy of the articles of incorporation, articles
                  of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such New Subsidiary, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate as of a recent date from such Secretary of State as to the good standing of such New Subsidiary;

                           (B) certificates of qualification to transact
                  business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such New Subsidiary is required to be so qualified, or, if unavailable, evidence satisfactory to the Agent that such New Subsidiary has taken appropriate steps to so qualify;

                           (C) a certificate of the Secretary or Assistant
                  Secretary (or other individual performing similar functions) of such New Subsidiary, dated the date of such Acquisition and certifying (1) that attached thereto is a true and complete copy of the by-laws of such New Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity, as in effect on the date of such certificate,
                  (2) that attached thereto is a true and complete copy of all corporate, partnership, member or other necessary action taken by such New Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which such New Subsidiary is or is to be a party, (3) that such New Subsidiary's articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument has not been amended since the date of the certification thereto furnished pursuant to subsection (A) above, and (4) as to the incumbency and specimen signature of each of such New Subsidiary's officers (or other individual authorized to execute on its behalf) executing each of such Loan Documents (and the Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from such New Subsidiary, to the contrary);

                  (iii) Management Services Agreement. The Management Services Agreement entered into in connection with such Acquisition, which Management Services Agreement must contain language regarding the assignability thereof to the Agent in form and substance satisfactory to the Agent;

                  (iv) Management Agreement Financing Statements. A copy of each Uniform Commercial Code financing statement naming PSC Management (or any applicable New Subsidiary to be an Other Manager) as secured party, the "Practice" (as that term is defined in such Management Services Agreement) to such Management Services Agreement as debtor and the Agent as assignee filed in connection with the sale of Receivables to PSC Management (or such Other Manager) under such Management Services Agreement;

                  (v) Lien Searches. UCC, tax, judgment and lien search reports in form and substance satisfactory to the Agent with respect to the Target and each New Subsidiary that is a Material Subsidiary in all necessary jurisdictions indicating that there are no prior Liens on any of the Collateral other than Permitted Liens or Liens to be released prior to or at the time of the consummation of such Acquisition;

                  (vi) Accession Agreement. An Accession Agreement executed by each New Subsidiary to make it a party to (A) the Guaranty and the Security Agreement (but only if such New Subsidiary is a Material Subsidiary); (B) the Pledge Agreement (but only if such New Subsidiary owns or is to own any outstanding equity interest in another New Subsidiary that will be a Material Subsidiary upon the consummation of such Acquisition or in any Loan Party); and (C) the Collateral Assignment of Management Services Agreement (but only if such New Subsidiary is to be an Other Manager). Together with such Accession Agreement, the Borrower shall also deliver to the Agent each of the following:

                        (1) UCC Financing Statements. Such UCC financing
                  statements executed by any New Subsidiary becoming a party to any Security Document as the Agent may reasonably request to perfect any Lien granted by such New Subsidiary under such Security Document; and

                        (2) Stock Certificates and Powers. From each New
                  Subsidiary becoming a party to the Pledge Agreement: (I) all certificates, if any, representing all equity interests in other New Subsidiaries or Loan Parties owned or to be owned by such New Subsidiary and (II) stock powers duly endorsed in blank by such New Subsidiary relating to all such certificates; and

                  (vii) From each Loan Party already a party to the Pledge Agreement and which owns or is to own any equity interests of any New Subsidiary that will be a Material Subsidiary upon the consummation of such Acquisition, (1) all certificates, if any, representing all of such equity interests and (2) stock powers duly endorsed in blank by such Loan Party relating to all such certificates.

SECTION 9.7.  RESTRICTED DISTRIBUTIONS AND PURCHASES.

         Declare or make, or permit any Subsidiary or other Loan Party to declare or make, any Restricted Payment if a Default or Event of Default has occurred or would occur as a result of such Restricted Payment; provided, however, that Subsidiaries may pay Restricted Payments to the Borrower.

SECTION 9.8.  MERGER, CONSOLIDATION, SALES OF ASSETS AND OTHER ARRANGEMENTS.

         (a) Enter into, or permit any Subsidiary or any other Loan Party to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired or permit any

Subsidiary to do any of the foregoing; provided, however, that if no Default or Event of Default exists or would result therefrom:

                  (i) the Borrower may merge or consolidate with any other Person so long as the Borrower is the surviving corporation;

                  (ii) any Subsidiary of the Borrower may be merged or consolidated with or into: (x) the Borrower if the Borrower shall be the continuing or surviving corporation or (y) any other Person so long as the Person surviving such merger or consolidation is a Wholly Owned Subsidiary of the Borrower; and

                  (iii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary of the Borrower.

SECTION 9.9.   FISCAL YEAR.

         Change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.10. MODIFICATIONS TO CERTAIN CONTRACTS.

         (a) Enter into, or permit any Subsidiary or other Loan Party to enter into, any amendment or modification to (i) any Material Contract, (ii) the asset purchase agreement, stock purchase agreement, merger agreement or other primary agreement to which the Borrower and/or one or more of its Subsidiaries is a party relating to an Approved Acquisition or (iii) any Management Services Agreement, in each case without the prior written consent of the Requisite Lenders, other than amendments or modifications that do not, in any adverse way, alter in any significant manner or to any significant degree the rights or obligations of the parties thereto; (b) default in the performance of any obligations of the Borrower or any Subsidiary in any Material Contract or Management Services Agreement except where such default could not reasonably be expected to have a Material Adverse Effect; or (c) permit any Material Contract or Management Services Agreement to be canceled or terminated prior to its stated maturity.

SECTION 9.11. TRANSACTIONS WITH AFFILIATES.

         Permit to exist or enter into, and will not permit any of its Subsidiaries or any of the other Loan Parties to enter into or permit to exist, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or with any director, officer or employee of any Loan Party, except transactions set forth on Schedule 6.1.(r) and other transactions (a) in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and (b) which (i) were approved of by a disinterested board of directors (or other group of individuals performing similar duties) of the Borrower or such Subsidiary or (ii) are on fair and reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower;

provided, however, that this Section 9.11. shall not apply to any transactions between or among the Borrower and any of its Wholly-Owned Subsidiaries.

SECTION 9.12. BANK ACCOUNTS.

         Establish, or permit any other Loan Party to establish, any new bank accounts unless and until the Agent receives written notice thereof.

                               ARTICLE X. DEFAULT

SECTION 10.1. EVENTS OF DEFAULT.

         The occurrence of each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

         (a) Default in Payment. (i) The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or (ii) the Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document or (iii) any other Loan Party shall fail to pay when due any other payment Obligation owing by such Loan Party under any Loan Document to which it is a party and, in the case of clause (ii) or (iii), such failure shall continue for a period of 10 days.

         (b) Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Sections 7.12., 9.1., 9.5., 9.6., 9.7., 9.8., or 9.9. or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and, in the case of clause
(ii), such failure shall continue for a period of 30 days after the earlier of
(x) the date upon which the Borrower or such Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.

         (c) Misrepresentations. Any statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Agent, any Lender or the Swingline Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (d)      Indebtedness Cross-Default.

                  (i) The Borrower or any other Loan Party shall fail to pay when due and payable the principal of, or interest on, any Indebtedness other than the Loans or any Contingent Obligations having an aggregate outstanding principal amount of $1,500,000 or more (any such Indebtedness or Contingent Obligation, a "Material Obligation"); or

                  (ii)  the maturity of any such Material Obligation shall have
         (A) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Obligation or (B) been required to be prepaid prior to the stated maturity thereof; or

                  (iii) any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or both, would permit any holder or holders of such Material Obligation, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Obligation or require any such Material Obligation to be prepaid prior to its stated maturity and such Person shall not have waived its right to so accelerate or require prepayment with respect to such event.

         (e) Voluntary Bankruptcy Proceeding. The Borrower or any other Loan Party shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

         (f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any other Loan Party, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

         (g) Litigation. The Borrower or any other Loan Party shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

         (h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower or any Loan Party by any court or other tribunal which exceeds, individually or together with all other such unpaid judgments or orders entered against the Borrower and the Loan Parties, $500,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

         (i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower or any other Loan Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $500,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Requisite Lenders pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

         (j) ERISA. (i) The occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; (ii) the present value of all benefit liabilities under all Pension Plans shall exceed by more than $500,000 the current value of the assets of such Pension Plans allocable to such benefit liabilities; (iii) the occurrence of any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code) with respect to any Pension Plan, whether or not waived; (iv) the Borrower, any Subsidiary or any other ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan which is required to make under any agreement relating to such Multiemployer Plan, or any Applicable Law; or (v) the Borrower, any Subsidiary or any other ERISA Affiliate shall engage in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Internal Revenue Code for which a civil penalty pursuant to
Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Internal Revenue Code is imposed and the amount of such civil penalty or tax is in excess of $500,000 and has not been discharged, vacated, stayed or bonded for a period of 30 days.

         (k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

         (l) Change of Control/Change in Management.

                  (i) (A) If any Person (or two or more Persons acting in concert) (other than Ramie A. Tritt, M.D., Bock Benjamin & Co. Partners, L.P., or any Family Member) shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of the capital stock or securities of the Borrower representing 35% or more of the aggregate voting power of all classes of capital stock and securities of the Borrower entitled to vote for the election of directors or (B) during any twelve-month period (commencing both before and after the Agreement
         Date), a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (I) who were members of such Board of Directors on the first date of such period, (II) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (I) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (III) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (I) and (II) above constituting at the time of such election or nomination at least a majority of such Board of Directors; or

                  (ii) If two or more members of the Management Group shall terminate their employment with the Borrower or otherwise cease to be principally involved in the executive and strategic management of the Borrower and within 120 days after the second such member shall terminate his employment or shall otherwise cease to be so involved, the Borrower shall fail to replace all such members with individuals having comparable industry experience.

         (m) Injunction. The Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or any material part of its business and such order continues for more than 5 days.

         (n) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         (o) Failure of Security. The Agent does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens), in each case, for any reason other than the failure of the Agent to take any action within its control.

         (p) Dissolution. Any order, judgment or decree is entered against the Borrower or any other Loan Party decreeing the dissolution or split up of the Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of 30 days.

         (q) Suspension of Business. The cessation or substantial curtailment of revenue producing activities of the Borrower or any other Loan Party shall occur (whether as a result of strike, lockout, labor dispute, embargo, condemnation, force majeure or otherwise) and continue for a period in excess of 20 consecutive days.

SECTION 10.2.  REMEDIES UPON EVENT OF DEFAULT.

         Upon the occurrence and during the continuation of an Event of Default the following provisions shall apply:

         (a) Acceleration; Termination of Facilities.

                  (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders, the Agent and the Swingline Lender under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments and the Swingline Commitment shall immediately and automatically terminate.

                  (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the written direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Revolving Loans and the Revolving Notes at the time outstanding and (2) all of the other Obligations owing to the Agent and the Lenders, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments. If the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment.

         (b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

         (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

         (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to seek the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 10.3.  ALLOCATION OF PROCEEDS.

         If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

                  (a) amounts due to Agent, and the Lenders in respect of Fees and expenses due under Sections 3.6. and 12.2., ratably in accordance with the amounts then payable;

                  (b)      payments of interest on Swingline Loans;

                  (c)      payments of principal on Swingline Loans;

                  (d) payments of interest on Loans, to be applied for the ratable benefit of Lenders;

                  (e) payments of principal of Loans, to be applied for the ratable benefit of Lenders;

                  (f) amounts due the Agent and the Lenders pursuant to Sections 11.7. and 12.9., ratably in accordance with such amounts then payable;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of Lenders; and

                  (h) any amount remaining after application as provided above, shall be paid to whomever may be legally entitled thereto.

SECTION 10.4. PERFORMANCE BY AGENT.

         If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 10.5. RIGHTS CUMULATIVE.

         The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                              ARTICLE XI. THE AGENT

SECTION 11.1. AUTHORIZATION AND ACTION.

         Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy.

SECTION 11.2. AGENT'S RELIANCE, ETC.

         Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 11.3.  NOTICE OF DEFAULTS.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4. NATIONSBANK AS LENDER.

         NationsBank, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include NationsBank in each case in its individual capacity. NationsBank and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

SECTION 11.5.  APPROVALS OF LENDERS.

         All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser period as may be required under the Loan Documents for the Agent to respond). Unless a Lender shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

SECTION 11.6.  LENDER CREDIT DECISION, ETC.

         Each Lender expressly acknowledges and agrees that neither the Agent, NMS nor any of their respective officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, NMS, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, NMS, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

SECTION 11.7.  INDEMNIFICATION OF AGENT.

         Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws, to the extent that the Agent is not reimbursed for such expenses by the Borrower. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8. COLLATERAL MATTERS.

         (a) The Agent is authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.

         (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as explicitly permitted by, but only in accordance with, the terms of the applicable

Loan Document; or (iii) if approved, authorized or ratified in writing by the Requisite Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section.

         (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Requisite Lenders or all of the Lenders, as applicable, and upon at least 5 Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Loan Party in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

         (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

SECTION 11.9. SUCCESSOR AGENT.

         The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender as a successor Agent). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation or the Requisite Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article XI. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                            ARTICLE XII. MISCELLANEOUS

SECTION 12.1.  NOTICES.

         Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If to the Borrower:

                  1150 Lake Hearn Drive, Suite 640
                  Atlanta, Georgia  30342
                  Attention:  Chief Financial Officer
                  Telecopy Number:  (404) 250-0162
                  Telephone Number: (404) 256-1078

         If to the Agent:

                  NationsBank, N.A.
                  600 Peachtree Street, 19th Floor
                  Atlanta, Georgia  30308
                  Attention: Walter Bland
                  Telecopy Number:  (404) 607-6338
                  Telephone Number: (404) 607-5861

              with a copy to:

                  NationsBank, N.A.
                  101 North Tryon Street
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention:  Angela M. Berry, Agency Services,
                                   Corporate Credit Services
                  Telecopy Number:  (704) 388-9436
                  Telephone Number: (704) 386-8958

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

         If to a Lender:

                  To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective only when actually received. Neither the Agent, any Lender, nor the Swingline Lender shall incur any liability to the Borrower for acting upon any telephonic notice referred to in this Agreement which the Agent, such Lender or Swingline Lender believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

SECTION 12.2. EXPENSES.

         The Borrower will pay all present and future reasonable expenses of the Agent in connection with the negotiation, preparation, execution and delivery of each of the Loan Documents, whenever the same shall be executed and delivered, including appraisers' fees, search fees, recording fees and the fees and disbursements of each special and local counsel retained by the Agent, subject, however to the limitation contained in the letter agreement dated May 15, 1998 among the Borrower, the Agent and NMS. Further, the Borrower shall pay all future reasonable costs and expenses (a) of the Agent in connection with the negotiation, preparation, execution and delivery of any waiver, amendment or consent by the Agent and the Lenders relating to any of the Loan Documents; (b) of the Agent and the Lenders in connection with any restructuring, refinancing or "workout" of the transactions contemplated by this Agreement and the other Loan Documents, including the reasonable fees and disbursements of counsel to the Agent and each Lender; (c) of the Agent and the Lenders in connection with the collection or enforcement of the obligations of the Borrower or any Loan Party under this Agreement, the Notes or any other Loan Document, including the reasonable fees and disbursements of counsel to the Agent and each Lender if such collection or enforcement is done by, through or with the assistance of an attorney; (d) of the Agent and the Lenders in connection with prosecuting or defending any claim in any way arising out of, related to, or connected with this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel to the Agent and each Lender and of experts and other consultants retained by the Agent or the Requisite Lenders, except to the extent any such claim resulted from the gross negligence or wilful misconduct of the Agent or a Lender, as the case may be, or a breach of this Agreement by the Agent or a Lender, as the case may be; (e) of the Agent and the Lenders in connection with the exercise by the Agent and the Lenders of any right or remedy granted to it or them under this Agreement or any of the other Loan Documents, including the reasonable fees and disbursements of counsel to the Agent and each Lender if such exercise is done by, through or with the assistance of any attorney; (f) of the Agent in connection with gaining possession of, maintaining, handling, preserving, storing, shipping, appraising, selling, preparing for sale and advertising to sell any Collateral, whether or not a sale is consummated; and (g) to the extent not already covered by any of the preceding subsections, of the Agent and the Lenders in connection with any bankruptcy or other proceeding of the type described in Section 10.1.(e) or 10.1.(f), and the reasonable fees and disbursements of counsel to the Agent and each Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any such proceeding including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by a Loan Party, the Agent, any Lender or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. The Borrower shall pay all amounts owing under this Section within 10 days of demand. As used in this Section and in Section 12.9., the term "reasonable fees" of legal counsel shall mean the reasonable fees of such legal counsel actually incurred.

SECTION 12.3. STAMP, INTANGIBLE AND RECORDING TAXES.

         The Borrower will pay any and all stamp, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents or the perfection of any rights or Liens thereunder.

SECTION 12.4. SETOFF.

         Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and each Lender is hereby authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be due and payable as permitted by Section 10.2.

SECTION 12.5. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

         (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES,

OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

         (b) EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

         (c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

SECTION 12.6.  SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

         (c) Any Lender may at any time grant to one or more banks or other financial institutions (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, and (ii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of the Note held by it, in which it has not granted any participating interests must be at least $5,000,000. Except as otherwise provided in Section 12.4., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) any release of all or substantially all of the Collateral. An assignment or other transfer which is not permitted by subsection
(d) or (f) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

         (d) Any Lender may with the prior written consent of the Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender or if an Event of Default shall have occurred and be continuing; (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and after giving effect to such assignment the assigning Lender retains Commitment, or if the Commitments have been terminated, holds a Note having an aggregate outstanding principal balance, of at least $5,000,000; and
(iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.

         (e) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (the "Surrendered Note"), the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

         (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8.

         (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Loan Party or any of their respective Affiliates or Subsidiaries.

         (i) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

SECTION 12.7.  AMENDMENTS.

         Except as otherwise provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any Loan Party or Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of the Lenders), do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations;
(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or fees with respect to, any Loans or any other Obligations; (v) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section; (vi) modify the definition of the terms "Commitment Percentage" or "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; (vii) modify, or waive any Default or Event of Default resulting from the Borrower's failure to comply with, any of the terms of
Section 9.1.; and (viii) release any Guarantor from its obligations under its Guaranty. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to
Section 2.10. or the obligations of Swingline Lender under this Agreement or any other Loan Document shall, in addition to Lenders required hereinabove to take such action, require the written consent of Swingline Lender. Further, no Collateral shall be released or disposed of by the Agent unless all of the Lenders so direct the Agent or unless released or disposed of as permitted by, and in accordance with, Section 11.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SECTION 12.8. CONFIDENTIALITY.

         Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, but in any event may make disclosure: (a) to any of its affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided such Assignee, Participant or other transferee shall agree in writing to keep such information confidential on the same terms and conditions of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents.

SECTION 12.9.  INDEMNIFICATION.

         The Borrower agrees to indemnify the Agent, NMS and each Lender and its respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any other Loan Party of the proceeds of any of the extensions of credit hereunder or the past, present or future business activities of the Borrower or any other Loan Party, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses to the extent resulting from (i) the gross negligence or willful misconduct of the Person to be indemnified, or (ii) in the case of the Agent or any Lender, a breach of this Agreement).

SECTION 12.10. SURVIVAL.

         Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 12.5., shall continue in full force and effect and shall protect the Agent, the Lenders and the Swingline Lender against events arising after such termination as well as before.

SECTION 12.11. SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.12.  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 12.13. COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 12.14. OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

         The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

SECTION 12.15. ENTIRE AGREEMENT.

         This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 12.16. CONSTRUCTION.

         The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that each of the Agent, each Lender and the Borrower have participated in negotiating the terms and conditions of this Agreement and the other Loan Documents.

SECTION 12.17. NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT.

         THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN OF AGENT (INCLUDING ANY LIEN PREVIOUSLY HELD BY NATIONSBANK BUT NOW HELD BY THE AGENT) IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY LIEN HELD BY NATIONSBANK

IN ANY OF THE COLLATERAL (AS DEFINED HEREIN) PURSUANT TO ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT) CONTINUES IN SUCH COLLATERAL BUT SHALL BE DEEMED TO BE HELD BY NATIONSBANK IN ITS CAPACITY AS AGENT FOR THE BENEFIT OF THE LENDERS AND THE SWINGLINE LENDER. THE AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT EFFECTED BY THIS AGREEMENT SHALL BE DEEMED TO HAVE PROSPECTIVE APPLICATION ONLY UNLESS OTHERWISE SPECIFICALLY STATED HEREIN.

                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                    PHYSICIANS' SPECIALTY CORP.



                                    By:  /s/ Richard D. Ballard
                                       ----------------------------------------
                                    Name:  Richard D. Ballard
                                          -------------------------------------
                                    Title:  CHIEF EXECUTIVE OFFICER
                                          -------------------------------------
























                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                 JULY 31, 1998 WITH PHYSICIANS' SPECIALTY CORP.]


                                   NATIONSBANK, N.A., individually, as Swingline Lender and as Agent


                                   By:  /s/ J. Walter Bland
                                      ----------------------------------------
                                   Name:  J. Walter Bland
                                         -------------------------------------
                                   Title:  VICE PRESIDENT
                                         -------------------------------------

                                   COMMITMENT AMOUNT:

                                   $25,000,000


                                   LENDING OFFICE (ALL TYPES OF LOANS)

                                   NationsBank, N.A.
                                   101 North Tryon Street
                                   NC1-001-15-04
                                   Charlotte, North Carolina 28255
                                   Attention: Angela M. Berry, Agency Services
                                              Corporate Credit Services
                                   Telecopy Number:  (704) 388-9436
                                   Telephone Number: (704) 386-8958










                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                 JULY 31, 1998 WITH PHYSICIANS' SPECIALTY CORP.]


                                   COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK, B.A., "RABOBANK,
                                    NEDERLAND", NEW YORK BRANCH


                                   By:  /s/ Michel de Ronkoby Thege
                                      ----------------------------------------
                                   Name:  Michel de Ronkoby Thege
                                         -------------------------------------
                                   Title:  SVP
                                         -------------------------------------


                                   By:  /s/ Angela R. Reilly
                                      ----------------------------------------
                                   Name:  Angela R. Reilly
                                         -------------------------------------
                                   Title:  Vice President
                                         -------------------------------------

                                   COMMITMENT AMOUNT:

                                   $10,000,000


                                   LENDING OFFICE (ALL TYPES OF LOANS):

                                   Rabobank Nederland New York Branch
                                   245 Park Avenue
                                   New York, New York  10167
                                   Attn:  Corporate Services
                                   Telecopier:       (212) 818-0233
                                   Telephone:        (212) 916-7800




                       [Signatures Continued on Next Page]

      [SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                 JULY 31, 1998 WITH PHYSICIANS' SPECIALTY CORP.]


                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:  /s/ Jeffrey R. Dickson
                                      ----------------------------------------
                                   Name:  Jeffrey R. Dickson
                                         -------------------------------------
                                   Title:  Vice President
                                         -------------------------------------


                                   COMMITMENT AMOUNT:

                                   $10,000,000


                                   LENDING OFFICE (ALL TYPES OF LOANS):

                                   PNC Bank, N.A.
                                   249 Fifth Avenue
                                   Pittsburgh, Pennsylvania 15222
                                   Attn: Jeff Dickson/Glenda Appleton
                                   Telecopier: 412-768-5149
                                   Telephone: 412-768-8538/412-762-6786

                                    EXHIBIT A

                           FORM OF ACCESSION AGREEMENT


         THIS ACCESSION AGREEMENT dated as of ______________ executed and delivered by ______________________, a _____________ (the "New Subsidiary") in
favor of (a) NATIONSBANK, N.A., in its capacity as Agent (the "Agent") for the financial institutions a party to the Credit Agreement (as defined below) and their assignees under Section 12.6 thereof (the "Lenders") and (b) the Lenders and the Swingline Lender.

         WHEREAS, Physicians' Specialty Corp. (the "Borrower"), the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lenders and the Swingline Lender have agreed to extend certain financial accommodations to the Borrower subject to the terms thereof;

         WHEREAS, the New Subsidiary is a Subsidiary of the Borrower;

         WHEREAS, the Borrower has agreed to make available to New Subsidiary from time to time some of the proceeds of the Loans pursuant to intercompany loans and otherwise;

         WHEREAS, it is a condition precedent to the Lenders' continued extension of such financial accommodations to the Borrower that the New Subsidiary become a party to the following Loan Documents: (a) that certain Guaranty dated as of July 31, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Guaranty") executed by certain Subsidiaries of the Borrower in favor of the Agent, the Lenders and the Swingline Lender [and]; (b) that certain Security Agreement dated as of July 31, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement") by and among the Borrower, certain Subsidiaries of the Borrower and the Agent; [[; (c) that certain Pledge Agreement dated as of July 31, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Pledge Agreement") by and among the Borrower, certain Subsidiaries of the Borrower and the Agent; (d) and (d) that certain Collateral Assignment of Management Services Agreement dated as of July 31, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Collateral Assignment of Management Services Agreement") by and among PSC Management, certain other Subsidiaries of the Borrower and the Agent].

         WHEREAS, the Borrower, the New Subsidiary and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Swingline Lender through their collective efforts;

         WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to become a party to the above Loan Documents on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary hereby agrees as follows:

         SECTION 1. ACCESSION TO GUARANTY. The New Subsidiary hereby agrees that it is a "Guarantor" under the Guaranty and assumes all obligations of a "Guarantor" thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:

         (a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations;

         (b) makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

         (c) consents and agrees to each provision set forth in the Guaranty.

         SECTION 2. ACCESSION TO SECURITY AGREEMENT; GRANT OF SECURITY INTEREST. The New Subsidiary agrees that it is a "Debtor" under the Security Agreement and assumes all obligations of a "Debtor" thereunder, all as if the New Subsidiary had been an original signatory to the Security Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby:

         (a) collaterally assigns and pledges to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender, and grants to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender, a security interest in the Collateral (as defined in the Security Agreement) as security for the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations (as defined in the Security Agreement);

         (b) makes to the Agent, the Lenders and the Swingline Lender as of the date hereof each of the representations and warranties contained in Section 2 of the Security Agreement, as supplemented by Schedule I attached hereto, and agrees to be bound by each of the covenants contained in Section 4 of the Security Agreement;

         (c) agrees that the Agent, the Lenders and the Swingline Lender shall have the rights and remedies in respect of the New Subsidiary and the Collateral as set forth in Section 8 of the Security Agreement; and

         (d) consents and agrees to each other provision set forth in the Security Agreement.

         [INCLUDE FOLLOWING SECTION IF NEW SUBSIDIARY HAS MATERIAL SUBSIDIARIES] [SECTION 3. ACCESSION TO PLEDGE AGREEMENT; GRANT OF SECURITY INTEREST. The New Subsidiary agrees that it is a "Pledgor" under the Pledge Agreement and assumes all obligations of a "Pledgor" thereunder, all as if the New Subsidiary had been an original signatory to the Pledge Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby:

         (a) pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for its benefit and the benefit of the Lenders and the Swingline Lender, and grants to the Agent for its benefit and the benefit of the Lenders and the Swingline Lenders a security interest in, all of the New Subsidiary's right, title and interest in, to and under the Pledged Collateral (as defined in the Pledge Agreement as supplemented by Schedule I attached hereto), including the Securities (as defined in the Pledge Agreement) of each Person described on
Schedule I attached hereto;

         (b) makes to the Lender as of the date hereof each of the representations and warranties contained in Section 3 of the Pledge Agreement and agrees to be bound by each of the covenants contained in Section 4 of the Pledge Agreement;

         (c) agrees that the Agent and Lenders shall have the rights and remedies in respect of the New Subsidiary and the Pledged Collateral as set forth in Section 6 of the Pledge Agreement; and

         (d) consents and agrees to each other provision set forth in the Pledge Agreement.]

         [INCLUDE FOLLOWING SECTION IF NEW SUBSIDIARY IS AN OTHER MANAGER] [SECTION 4. ACCESSION TO COLLATERAL ASSIGNMENT OF MANAGEMENT SERVICES AGREEMENT; GRANT OF SECURITY INTEREST. The New Subsidiary agrees that it is a "Assignor" under the Collateral Assignment of Management Services Agreement and assumes all obligations of a "Assignor" thereunder, all as if the New Subsidiary had been an original signatory to the Collateral Assignment of Management Services Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby:

         (a) collaterally assigns to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender, and grants to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender a security interest in, all of the New Subsidiary's right, title and interest in, to and under the Collateral (as defined in the Collateral Assignment of Management Services Agreement);

         (b) makes to the Agent, the Lenders and the Swingline Lender as of the date hereof each of the representations and warranties contained in Section 2 of the Collateral Assignment of Management Services Agreement and agrees to be bound by each of the covenants contained in Section 3 of the Collateral Assignment of Management Services Agreement;

         (c) agrees that the Agent, the Lenders and the Swingline Lender shall have the rights and remedies in respect of the New Subsidiary and the Collateral as set forth in Sections 4, 5 and 6 of the Collateral Assignment of Management Services Agreement; and

         (d) consents and agrees to each other provision set forth in the Collateral Assignment of Management Services Agreement.

         SECTION #. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

         SECTION #. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.


                         [Signatures on Following Page]

         IN WITNESS WHEREOF, the New Subsidiary has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

                                            [NEW SUBSIDIARY]


                                            By:
                                               --------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                            ATTEST:


                                            By:
                                               --------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                                         (CORPORATE SEAL)

                                            Address for Notices:

                                            c/o Physicians' Specialty Corp.
                                            1150 Lake Hearn Drive, Suite 640
                                            Atlanta, Georgia  30342
                                            Attention: Chief Financial Officer
                                            Telecopy No: (404) 256-1078

Accepted:

NATIONSBANK, N.A., as Agent

By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------

                                   SCHEDULE I

               [To be completed if acceeding to Pledge Agreement]

Pledged Shares:


------------------------------------------ ----------------------- -------------------------- ----------------------------
Issuer                                     No. of Securities       Type of Securities         Certificate Nos.
------                                     -----------------       ------------------         ----------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         Reference is made to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

         The "Assignor" and the "Assignee" referred to on Schedule 1 attached hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1 attached hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Note held by the Assignor and requests that the Agent exchange such Revolving Note for a new Revolving Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on
Schedule 1 attached hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 8.1. and 8.2. thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers and discretion under the Credit Agreement as are specifically delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

     4. Following the execution of this Assignment and Acceptance Agreement, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 attached hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be "Lender" party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

     8. This Assignment and Acceptance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     Percentage interest assigned:                                ________%

     Assignee's Commitment:                                       $_______

     Aggregate outstanding principal amount
       of Revolving Loans assigned:                               $_______

     Principal amount of Revolving Note payable to Assignee:      $_______

     Principal amount of Revolving Note payable to Assignor:      $_______

     Effective Date (if other than date
       of acceptance by Agent):                                   *_______, ____


                                        [NAME OF ASSIGNOR], as Assignor


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        Dated:   _________, ___

                                        [NAME OF ASSIGNEE], as Assignee


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        Lending Office (for all Types of Loans):


                                        ________________________________________
                                        ________________________________________
                                        ________________________________________


________________________

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance Agreement to the Agent.

Accepted and Approved
this ___ day of ___________, ___

NATIONSBANK, N.A., as Agent


By:_____________________________________
   Name:________________________________
   Title:_______________________________


Consented to this ____ day
of ____________, ____

PHYSICIANS' SPECIALTY CORP.


By:_____________________________________
   Name:________________________________
   Title:_______________________________

                                    EXHIBIT C

                   FORM OF AMENDED, RESTATED AND CONSOLIDATED
                            COLLATERAL ASSIGNMENT OF
                         MANAGEMENT SERVICES AGREEMENTS


         THIS AMENDED, RESTATED AND CONSOLIDATED COLLATERAL ASSIGNMENT OF MANAGEMENT SERVICES AGREEMENTS dated as of July 31, 1998 (this "Assignment"), executed by each of the undersigned "Assignors" and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Exhibit A to the Credit Agreement (as defined below) (all of such undersigned, together with such other Persons each an "Assignor" and collectively, the "Assignors"), in favor of NATIONSBANK, N.A., successor to NationsBank, N.A. (South), as Agent, as assignee (the "Agent").

         WHEREAS, Physicians' Specialty Corp. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.6 thereof (the "Lenders"), and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time pursuant to its terms, the "Credit Agreement"), pursuant to which the Lenders and the Swingline Lender have agreed, subject to the terms thereof, to make certain financial accommodations available to the Borrower;

         WHEREAS, the Borrower owns, directly or indirectly, all of the outstanding capital stock and other equity interests of the other Assignors;

         WHEREAS, the Borrower, the other Assignors and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other as an integrated operation in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Swingline Lender through their collective efforts;

         WHEREAS, each Assignor other than the Borrower acknowledges that it will receive direct and indirect benefits from the Lenders and the Swingline Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Assignor guarantied the Borrower's obligations to the Lenders and the Swingline Lender on the terms and conditions contained in that certain Guaranty dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty"), executed by each such Assignor in favor of the Agent, the Lenders and the Swingline Lender;

         WHEREAS, as a condition to extending such financial accommodations, the Lenders have required, among other things, that each Assignor assign to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender all of such Assignor's rights and remedies under and with respect to all Management Services Agreements to which such Assignor is a party in accordance with the terms hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         SECTION 1. ASSIGNMENT. As security for the prompt payment and performance of the Obligations, each Assignor hereby collaterally assigns to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender, and grants to the Agent for its benefit and the benefit of the Lenders and the Swingline Lender a security interest in, all of the following (collectively the "Collateral"): (a) all of such Assignor's right, title and interest in, to and under all Management Services Agreements, together with all other documents, instruments, agreements, certificates and opinions delivered in connection with any of the Management Services Agreements, all as the same may be amended, supplemented, restated or otherwise modified from time to time (the "Management Agreement Documents"), including without limitation, (i) all rights of such Assignor to receive moneys due and to become due to it thereunder or in connection therewith; (ii) all rights of such Assignor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of such Assignor to perform and exercise all rights and remedies thereunder, including without limitation, (x) all of such Assignor's rights under or in respect of any covenant not to compete, covenant regarding confidentiality, covenant not to solicit, and any other similar covenant, (y) all rights of such Assignor to damages arising out of, or for, breach or default in respect thereof and (z) all rights of such Assignor to seek specific performance of the terms thereof; (b) all of such Assignor's books and records in any way relating to the Management Agreement Documents and (c) any and all products and proceeds of any of the foregoing in whatever form, including, but not limited to, cash, instruments, general intangibles, accounts, goods, documents and chattel paper. The term "Practice," as used herein, means a Person offering medical services in the field of Otolaryngology, Related Subspecialties or Complementary Subspecialties pursuant to the Management Services Agreements.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Assignor represents and warrants to the Agent, each Lender and the Swingline Lender as follows:

         (a) None of the Collateral is subject to any Lien, except Permitted Liens.

         (b) A true, correct and complete copy of each Management Services Agreement to which such Assignor is a party (including all amendments, supplements and modifications thereto), has been delivered to the Agent.

         (c) Each Management Agreement Document to which such Assignor is a party is in full force and effect and is the legal, valid and binding obligation of such Assignor and each other Person a party thereto, enforceable against such Assignor and each such Person in accordance with its respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity); provided, however, no representation or warranty is being made with respect to the enforceability of provisions of any Management Agreement Documents against such other Persons which, if not enforceable, (i) would not permit the termination of the applicable Management Services Agreement or (ii) could not reasonably be expected to have a Material Adverse Effect.

         (d) Neither such Assignor nor any other Person a party to any Management Agreement Document is in default under any of the terms, covenants or conditions of any Management Agreement Document nor, to such Assignor's knowledge, does there exist any event of default or any state of facts which would, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of such Assignor or any such other Person under any of said terms, covenants or conditions, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (e) Such Assignor has taken all steps necessary or appropriate to protect and preserve its rights under the Management Agreement Documents, including without limitation, the filing of financing statements under the Uniform Commercial Code as in effect in all applicable jurisdictions.

         (f) Such Assignor has not assigned any of its right, title or interest in, to or under any of the Collateral to any Person.

         (g) Such Assignor has full authority and the legal right to assign to the Agent, and to grant to the Agent a security interest in, the Management Agreement Documents and the other Collateral and such Assignor has obtained all consents necessary for the valid and binding assignment of and the effectiveness and enforceability of such security interest under this Agreement.

         (h) All of the Collateral is free and clear of all Liens other than Permitted Liens.

         SECTION 3. COVENANTS. Each Assignor covenants and agrees as to each Management Agreement Document as follows:

         (a) Such Assignor will not sell, assign, grant a Lien in, suffer to exist any Lien in, or otherwise transfer to any Person any of such Assignor's right, title or interest in, to or under any of the Collateral.

         (b) Anything herein to the contrary notwithstanding, (i) such Assignor shall remain liable under all Management Agreement Documents to the extent set forth therein to perform its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release such Assignor from any of its duties or obligations under any of the Management Agreement Documents, and
(iii) neither the Agent, any Lender nor the Swingline Lender shall have any duties, obligations or liability under any of the Management Agreement Documents or duties by reason of this Agreement, nor shall the Agent, any Lender or the Swingline Lender be obligated to perform any of the duties or obligations of such Assignor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by such Assignor or the sufficiency of any performance by any party under any such contract or agreement, or to take any action to collect or enforce any claim for payment assigned hereunder.

         (c)      Such Assignor shall at its sole cost and expense:

                  (i) Perform and observe all the terms and provisions of the Management Agreement Documents to be performed or observed by it, maintain the Management Agreement Documents in full force and effect, and enforce the Management Agreement Documents in accordance with their terms, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (ii) From time to time (A) furnish to the Agent such information and reports regarding the Management Agreement Documents as the Agent may reasonably request and (B) upon request of the Agent and upon the occurrence and during the continuation of an Event of Default, make to each other party to the Management Agreement Documents such demands and request for information and reports or for action as such Assignor is entitled to make under the Management Agreement Documents.

         SECTION 4. PAYMENTS. So long as no Event of Default shall have occurred and be continuing, each Assignor shall have the right to receive all amounts paid or payable in connection with the Management Agreement Documents. Upon and after the occurrence and continuation of any Event of Default, all rights of any Assignor to receive any of the payments pursuant to the immediately preceding sentence shall cease, and all such rights shall thereupon become vested in the Agent, and the Agent shall have the sole and exclusive right to receive and retain the payments which any Assignor would otherwise be authorized to receive and retain pursuant to such sentence.

         SECTION 5. ASSIGNOR'S RIGHT TO ENFORCE. So long as no Event of
Default shall have occurred and be continuing, the Agent will not exercise or enforce, or seek to exercise or enforce, or avail itself of, any of the rights, powers, privileges, authorizations and benefits assigned and transferred to the Agent pursuant to this Agreement, and each Assignor may exercise or enforce, or seek to exercise or enforce, such rights, powers, privileges, authorizations and benefits in conformity with the provisions of this Agreement. If any Assignor shall fail to perform or comply with any term or condition imposed upon such Assignor under any of the Management Agreement Documents, or any Assignor shall fail to exercise any right or remedy of such Assignor thereunder, and in either such case either (a) such failure could reasonably be excepted to have a Material Adverse Effect or (b) an Event of Default shall have occurred and be continuing, then, without waiving or releasing such Assignor from any of its obligations hereunder or under such Management Agreement Document, the Agent may (but shall not obligated to) take any action the Agent deems necessary or desirable to preserve and protect any of such Assignor's rights thereunder or the Agent's rights thereunder.

         SECTION 6. REMEDIES. Upon the occurrence and during the continuation of an Event of Default, the Agent shall, at its election, without notice of election and without demand, have the right to do any one or more of the following acts, all of which are hereby authorized by each Assignor: (a) exercise any or all of the rights available to a secured party under the UCC or any other Applicable Law; and (b) exercise any or all of its rights and remedies under the Credit Agreement and the other Loan Documents.

         SECTION 7. AGENT AND LENDERS NOT OBLIGATED. Notwithstanding any other provision of this Assignment to the contrary, each Assignor expressly acknowledges and agrees that it shall continue to observe and perform in accordance with the terms of the Management Agreement Documents all of the conditions and obligations therein contained to be observed and performed by it, and that neither this Assignment, nor any action taken pursuant hereto, shall cause the Agent, any Lender or the Swingline Lender to be under any obligation or liability in any respect whatsoever to any party to any of the Management Agreement Documents or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms contained in any of the Management Agreement Documents or any other document, instrument or agreement relating thereto.

         SECTION 8. FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Assignors, each Assignor will promptly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         SECTION 9. RIGHTS CUMULATIVE. The rights and remedies of the Agent, the Lenders and the Swingline Lender under this Agreement are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. In exercising their rights and remedies the Agent, the Lenders and the Swingline Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 10. AGENT APPOINTED ATTORNEY-IN-FACT. Each Assignor hereby irrevocably appoints the Agent as such Assignor's attorney-in-fact, with full authority in the place and stead of such Assignor and in the name of such Assignor or otherwise, from time to time upon the occurrence and during the continuation of an Event of Default in the Agent's discretion, to take any action and to execute any instrument or document which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement and to exercise any rights and remedies the Agent, the Lenders and the Swingline Lender may have under this Agreement or Applicable Law, including, without limitation:
(i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above and
(iii) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral. The power-of-attorney granted hereby is irrevocable and coupled with an interest.

         SECTION 11. EXPENSES. Each Assignor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Agent in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the Agent actually incurred by the Agent and (b) the exercise by the Agent of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of any attorney.

         SECTION 12. NOTICES. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Guaranty.

         SECTION 13. TERMINATION. Upon indefeasible payment in full of all of the Obligations, this Agreement shall terminate.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Assignor herefrom, shall in any event be effective unless the same shall be done in accordance with the applicable provisions of the Credit Agreement.

         SECTION 16. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         SECTION 17. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 18. BENEFITS. This Assignment shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         SECTION 19. NO THIRD-PARTY BENEFICIARIES. This Assignment is solely for the benefit of the parties hereto and their respective successors and permitted assigns. There are no other Persons who are intended to be benefited in any way whatsoever by this Assignment.

         SECTION 20. DEFINITIONS. As used herein, the term "Obligations" shall mean: (a) all Obligations (as defined in the Credit Agreement); (b) all obligations and indebtedness of each Assignor owing to the Agent, any Lenders or the Swingline Lender of every kind, nature and description, under or with respect to the Credit Agreement, the Guaranty, this Assignment or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note; (c) all renewals, modifications, extensions and supplements to any of the foregoing; and (d) any reasonable costs or expenses actually incurred by the Agent or Agent's counsel in connection with the realization of the security for which this Assignment provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Assignment may give rise. All other capitalized terms used herein and not otherwise defined herein shall have the definitions given them in the Credit Agreement.

         SECTION 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE ASSIGNORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH ASSIGNOR CONFIRMS THAT IT IS LIABLE FOR ALL OF THE OBLIGATIONS AND LIABILITIES OF THE OTHER ASSIGNORS HEREUNDER.

         SECTION 22. AMENDMENT, RESTATEMENT AND CONSOLIDATION. PRIOR TO THE
DATE HEREOF, THE UNDERSIGNED ASSIGNOR (THE "EXISTING ASSIGNOR") EXECUTED AND DELIVERED COLLATERAL ASSIGNMENTS OF MANAGEMENT SERVICES AGREEMENTS IN FAVOR OF NATIONSBANK IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT (THE "EXISTING COLLATERAL ASSIGNMENTS OF MANAGEMENT SERVICES AGREEMENTS"). THE EXISTING ASSIGNOR AND THE AGENT ARE ENTERING INTO THIS AGREEMENT SOLELY TO AMEND, RESTATE AND CONSOLIDATE IN THEIR ENTIRETY THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING COLLATERAL ASSIGNMENTS OF MANAGEMENT SERVICES AGREEMENTS. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE DEEMED OR CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE EXISTING ASSIGNOR UNDER OR IN CONNECTION WITH ANY OF THE EXISTING COLLATERAL ASSIGNMENTS OF MANAGEMENT SERVICES AGREEMENTS. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN (INCLUDING ANY LIEN PREVIOUSLY HELD BY NATIONSBANK BUT NOW HELD BY THE AGENT) HELD BY THE AGENT IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER.


                         [Signatures on Following Page]

         IN WITNESS WHEREOF, each Assignor has executed and delivered this Amended, Restated and Consolidated Collateral Assignment of Management Services Agreements under seal as of the date first written above.

                                        ASSIGNORS:

                                        PSC MANAGEMENT CORP.


                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                        ATTEST:


                                        By:__________________________________
                                           Name:_____________________________
                                           Title:____________________________

Agreed to and Accepted:

NATIONSBANK, N.A., as Agent


By:___________________________________
   Name:______________________________
   Title:_____________________________

                                    EXHIBIT D

               FORM OF AMENDED, RESTATED AND CONSOLIDATED GUARANTY

         THIS AMENDED, RESTATED AND CONSOLIDATED GUARANTY dated as of July 31, 1998 (this "Guaranty"), executed by each of the undersigned "Guarantors" and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Exhibit A to the Credit Agreement (as defined below) (all of the undersigned, together with such other Persons each a "Guarantor" and collectively, the "Guarantors"), in favor of (a) NATIONSBANK, N.A., successor to NationsBank, N.A. (South), in its capacity as Agent (the "Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") by and among Physicians' Specialty Corp. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.6 thereof (the "Lenders") and the Agent and (b) the Lenders and the Swingline Lender.

         WHEREAS, pursuant to the Credit Agreement the Lenders and the Swingline Lender have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

         WHEREAS, all of the Guarantors are Subsidiaries of the Borrower;

         WHEREAS, the Borrower, each of the Guarantors and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Swingline Lender through their collective efforts;

         WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Lenders and the Swingline Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guaranty the Borrower's obligations to the Agent, the Lenders and the Swingline Lender on the terms and conditions contained herein;

         WHEREAS, it is a condition precedent to the continued extension of such financial accommodations to the Borrower by the Lenders and the Swingline Lender that each Guarantor execute and deliver this Guaranty.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

         SECTION 1. GUARANTY. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guarantied Obligations"): (a) all indebtedness and obligations owing by the Borrower to the

Agent, the Lenders or the Swingline Lender under or in connection with the Credit Agreement and any other Loan Document to which the Borrower is a party, including without limitation, the repayment of all principal of the Revolving Loans and the Swingline Loans and the payment of all interest, fees, charges, reasonable attorneys' fees and other amounts payable to the Agent, the Lenders or the Swingline Lender thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including without limitation, reasonable attorneys' fees and disbursements, that are actually incurred by the Agent, the Lenders or the Swingline Lender in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations of the Borrower.

         SECTION 2. GUARANTY OF PAYMENT AND NOT OF COLLECTION. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Agent, the Lenders or the Swingline Lender shall be obligated or required before enforcing this Guaranty against any
Guarantor: (a) to pursue any right or remedy the Agent, any Lender or the Swingline Lender may have against any other Loan Party or any other Person or commence any suit or other proceeding against any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any other Loan Party or any other Person; or (c) to make demand of any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Agent, any Lender or the Swingline Lender which may secure any of the Guarantied Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Guarantied Obligations to take action against the Borrower as provided in Official Code of Georgia Annotated ss.10-7-24.

         SECTION 3. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Lenders or the Swingline Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

         (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations,
(iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

         (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

         (c) any furnishing to the Agent, any Lender or the Swingline Lender of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

         (d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

         (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         (f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

         (g) any application of sums paid by any other Loan Party or any other Person with respect to the liabilities of the Borrower to the Agent, the Lenders or the Swingline Lender, regardless of what liabilities of such Borrower remain unpaid;

         (h) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

         (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Guarantor hereunder.

         SECTION 4. ACTION WITH RESPECT TO GUARANTIED OBLIGATIONS. Each of the Agent, the Lenders and the Swingline Lender may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent, the Lenders or the Swingline Lender shall elect.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby makes to the Agent, the Lenders and the Swingline Lender all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

         SECTION 6. COVENANTS. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

         SECTION 7. WAIVER. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

         SECTION 8. INABILITY TO ACCELERATE. If the Agent, any Lender or the Swingline Lender is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent, such Lender or the Swingline Lender shall be entitled to receive from such Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

         SECTION 9. REINSTATEMENT OF OBLIGATIONS. If claim is ever made on the Agent, any Lender or the Swingline Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent, such Lender or the Swingline Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent, such Lender or the Swingline Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event such Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and, except as expressly provided otherwise in such judgment, decree, order, settlement or compromise, such Guarantor shall be and remain liable to the Agent, such Lender and the Swingline Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent, such Lender or the Swingline Lender.

         SECTION 10. SUBROGATION. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against such Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the

Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent, the Lenders and the Swingline Lender and shall forthwith pay such amount to the Agent, the Lenders and the Swingline Lender to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent, the Lenders or the Swingline Lender as collateral security for any Guarantied Obligations existing.

         SECTION 11. PAYMENTS FREE AND CLEAR. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if a Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent, the Lenders or the Swingline Lender such additional amount as will result in the receipt by the Agent, the Lenders or the Swingline Lender of the full amount payable hereunder had such deduction or withholding not occurred or been required.

         SECTION 12. SET-OFF. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each of the Agent, the Lenders and the Swingline Lender, at any time or from time to time, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but subject to receipt of the Agent's prior written consent, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, the Lenders or the Swingline Lender, or any affiliate of the Agent, the Lenders or the Swingline Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

         SECTION 13. SUBORDINATION. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent, the Lenders and the Swingline Lender that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

         SECTION 14. AVOIDANCE PROVISIONS. It is the intent of each Guarantor, the Agent, each Lender and the Swingline Lender that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders or the Swingline Lender) to be avoidable or unenforceable against such

Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of
Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders or the Swingline Lender) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent, the Lenders or the Swingline Lender), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent, the Lenders and the Swingline Lender hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent, the Lenders or the Swingline Lender that would not otherwise be available to such Person under the Avoidance Provisions.

         SECTION 15. INFORMATION. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent, the Lenders nor the Swingline Lender nor any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

         SECTION 16. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Georgia.

         SECTION 17. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

         (a) EACH GUARANTOR AND THE AGENT, AND EACH LENDER AND THE SWINGLINE LENDER BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG A GUARANTOR, THE AGENT, ANY OF THE LENDERS OR THE SWINGLINE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE AGENT, THE LENDERS AND THE SWINGLINE LENDER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY SUCH PARTY ARISING OUT OF THIS GUARANTY, OR ANY OTHER

LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG A GUARANTOR, THE AGENT, ANY LENDER OR THE SWINGLINE LENDER OF ANY KIND OR NATURE.

         (b) EACH GUARANTOR AND THE AGENT, AND EACH LENDER AND THE SWINGLINE LENDER BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG EACH GUARANTOR, THE AGENT, ANY LENDER OR THE SWINGLINE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY OF THE COLLATERAL. EACH GUARANTOR, THE AGENT AND EACH LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

         (c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

         (d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY GUARANTOR, THE AGENT, ANY LENDER OR THE SWINGLINE LENDER OR THE ENFORCEMENT BY ANY GUARANTOR, THE AGENT, ANY LENDER OR THE SWINGLINE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

         SECTION 18. LOAN ACCOUNTS. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall, absent manifest error, constitute conclusive evidence of the outstanding amount of such Guarantied Obligations and the amounts paid and payable with respect thereto. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

         SECTION 19. WAIVER OF REMEDIES. No delay or failure on the part of the Agent, any Lender or the Swingline Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent, any Lender or the Swingline Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

         SECTION 20. TERMINATION. This Guaranty shall remain in full force and effect until the indefeasible payment in full of the Guarantied Obligations and the termination or cancellation of the Credit Agreement.

         SECTION 21. SUCCESSORS AND ASSIGNS. Each reference herein to the Agent, any Lender or the Swingline Lender shall be deemed to include the permitted successors and assigns of the Agent, such Lender and the Swingline Lender (including, but not limited to, any holder of any of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Swingline Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligations, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent, the Lenders or the Swingline Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding any Guarantor to the extent permitted by and in accordance with the Credit Agreement, including, without limitation, the confidentiality provisions therein. A Guarantor may not assign or transfer its obligations hereunder to any Person.

         SECTION 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE "GUARANTEED OBLIGATIONS" AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

         SECTION 23. AMENDMENTS. This Guaranty may not be amended, and the application of the terms hereof may not be waived, except as provided under the applicable provisions of the Credit Agreement.

         SECTION 24. PAYMENTS. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Principal Office, not later than 11:00 a.m., on the date 10 days after demand therefor.

         SECTION 25. NOTICES. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent, each Lender or the Swingline Lender at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

         SECTION 26. SEVERABILITY. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 27. HEADINGS. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

         SECTION 28. EXPENSES. Each Guarantor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Agent, any Lender or the Swingline Lender in connection with (a) the collection or enforcement of the Guarantied Obligations including the reasonable fees and disbursements of counsel to the Agent, such Lender or the Swingline Lender actually incurred by the Agent, such Lender or the Swingline Lender and (b) the exercise by the Agent, any Lender or the Swingline Lender of any right or remedy granted to it under this Guaranty if such exercise is done by, through or with the assistance of any attorney.

         SECTION 29. COUNTERPARTS. This Assignment may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 30. DEFINITIONS.  (a) For the purposes of this Guaranty:

         "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

         (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

         SECTION 31. AMENDMENT, RESTATEMENT AND CONSOLIDATION. PRIOR TO THE DATE HEREOF, CERTAIN OF THE GUARANTORS EXECUTED AND DELIVERED GUARANTIES IN FAVOR OF NATIONSBANK IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT (THE "EXISTING GUARANTIES"). SUCH GUARANTORS ARE ENTERING INTO THIS GUARANTY SOLELY TO AMEND,

RESTATE AND CONSOLIDATE IN THEIR ENTIRETY THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING GUARANTIES. THE PARTIES DO NOT INTEND THIS GUARANTY NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE DEEMED OR CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY SUCH GUARANTOR UNDER OR IN CONNECTION WITH ANY OF THE EXISTING GUARANTIES. FURTHER, THE PARTIES DO NOT INTEND THIS GUARANTY NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN HELD BY THE AGENT, THE LENDERS OR THE SWINGLINE LENDER IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Amended, Restated and Consolidated Guaranty as of the date and year first written above.

                                            GUARANTORS:

                                            [GUARANTOR 1]
                                            [GUARANTOR 2]


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            Address for Notices:

                                            c/o Physicians' Specialty Corp.
                                            1150 Lake Hearn Drive, Suite 640
                                            Atlanta, Georgia  30342
                                            Attention: Chief Financial Officer
                                            Telecopy No: (404) 256-1078

Agreed to and Accepted:

NATIONSBANK, N.A., as Agent


By:__________________________________
   Name:_____________________________
   Title:____________________________

                                    EXHIBIT E

                           FORM OF NOTICE OF BORROWING


                               ___________,______


NationsBank, N.A., as Agent
101 North Tryon Street
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Angela M. Berry, Agency Services, Corporate Credit Services


Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

         1. Pursuant to Section 2.1 of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.

         2. The Borrower requests that the proceeds of such Revolving Loans be made available to the Borrower on ____________,
                  _____.

         3. The Borrower hereby requests that such Revolving Loans all be of the following Type:

                  [CHECK ONE BOX ONLY]

                           Base Rate Loan

                           LIBOR Loan, with an initial Interest Period for a duration of:

                         [CHECK ONE BOX ONLY]          one month
                                                       two months
                                                       three months
                                                       six months

         4. The Agent is instructed to make such proceeds available to the Borrower as follows:____________________________.

         5. The Borrower represents and warrants to the Agent and the Lenders that the proceeds of the Loan requested hereby are to be used in accordance with Section 7.8 of the Credit Agreement.

         6. The Borrower further represents and warrants that as of the date hereof, the statements set forth in Section 5.2(a) and
                  (b) of the Credit Agreement are true and correct.

         If notice of the requested borrowing of Revolving Loans has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.1(b) of the Credit Agreement.

                                            PHYSICIANS' SPECIALTY CORP.



                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                    EXHIBIT F

                         FORM OF NOTICE OF CONTINUATION


                              ______________, _____

NationsBank, N.A., as Agent
101 North Tryon Street
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Angela M. Berry, Agency Services, Corporate Credit Services

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

         Pursuant to Section 2.6 of the Credit Agreement, the Borrower hereby gives notice, irrevocably, that the Borrower hereby requests a Continuation of a borrowing of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by Section
2.6 of the Credit Agreement:

         1.       The requested date of such Continuation is ___________, _____.

         2. The aggregate principal amount of Revolving Loans subject to the requested Continuation is $________________________ and the portion of such principal amount subject to such Continuation is $__________________________.

         3. The current Interest Period for each of the Revolving Loans subject to such Continuation ends on ________________, _____.

         4. The duration of the Interest Period for each of the Revolving Loans or portion thereof subject to such Continuation is:

                  [CHECK ONE BOX ONLY]        one month
                                              two months
                                              three months
                                              six months

         5. The Company further represents and warrants that as of the date hereof, the statements set forth in Sections 5.2(a) and
                  (b) of the Credit Agreement are true and correct.

         If notice of this Continuation has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.6 of the Credit Agreement.

                                            PHYSICIANS' SPECIALTY CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                    EXHIBIT G

                          FORM OF NOTICE OF CONVERSION


                               ____________, _____


NationsBank, N.A., as Agent
101 North Tryon Street
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Angela M. Berry, Agency Services, Corporate Credit Services

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

         Pursuant to Section 2.7 of the Credit Agreement, the Borrower hereby gives you notice, irrevocably, that the Borrower hereby requests a Conversion of a borrowing of Revolving Loans of one Type into Revolving Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by Section 2.7 of the Credit
Agreement:

         1.       The requested date of such Conversion is ____________, _____.

         2. The Revolving Loans to be Converted pursuant hereto are currently:

                  [CHECK ONE BOX ONLY]    Base Rate Loans
                                          LIBOR Loans

         3. The aggregate principal amount of Revolving Loans subject to the requested Conversion is $________________________ and the portion of such principal amount subject to such Conversion is $__________________________.

         4. The amount of each such Revolving Loan to be so Converted is to be converted into a Revolving Loan of the following Type:

                  [CHECK ONE BOX ONLY]

                        Base Rate Loan
                        LIBOR Loan, with an initial Interest Period for a duration of:

                         [CHECK ONE BOX ONLY]    one month
                                                 two months
                                                 three months
                                                 six months

         5. The Company further represents and warrants that as of the date hereof, the statements set forth in Sections 5.2(a) and
                  (b) of the Credit Agreement are true and correct.

         If notice of this Conversion has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.7 of the Credit Agreement.

                                            PHYSICIANS' SPECIALTY CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                    EXHIBIT H

                      FORM OF NOTICE OF SWINGLINE BORROWING

                               ___________, _____

NationsBank, N.A., as Agent
101 North Tryon Street
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Angela M. Berry, Agency Services, Corporate Credit Services

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) by and among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

         1. Pursuant to Section 2.10 of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________.

         2. The Borrower requests that the Swingline Loan be made available to the Borrower on _____________, _____.

         3. The Swingline Lender is instructed to make such proceeds available to the Borrower as follows:____________________________.

         4. The Borrower represents and warrants to the Agent, the Lenders and the Swingline Lender that the proceeds of the Swingline Loan requested hereby are to be used in accordance with
                  Section 7.8 of the Credit Agreement.

         6. The Borrower further represents and warrants that as of the date hereof, the statements set forth in Section 5.2(a) and
                  (b) of the Credit Agreement are true and correct.

         If notice of this Swingline Loan has been given previously by telephone, then this notice should be considered a written confirmation of such telephone notice as required by Section 2.10(b) of the Credit Agreement.

                                            PHYSICIANS' SPECIALTY CORP.



                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                    EXHIBIT I

                         FORM OF SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT dated as of __________ by and among __________________ (the "Junior Creditor") and NATIONSBANK, N.A., as Agent (the "Agent").

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement") by and among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and the Agent the Lenders have agreed to make available to the Borrower a $45,000,000 credit facility;

         WHEREAS, [PSC Management Corp.] (the "Debtor") has guarantied the Borrower's obligations to the Agent, the Lenders and NationsBank, N.A., as Swingline Lender (the "Swingline Lender") on the terms and conditions contained in that certain Guaranty dated as of July 31, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty"), executed by the Debtor, and certain other Subsidiaries of the Borrower in favor of the Agent, the Lenders and the Swingline Lenders;

         WHEREAS, the Junior Creditor has extended certain financial accommodations to the Debtor as evidenced by that certain [Promissory Note] dated ________, _____ executed by the Debtor, payable to the order of the Junior Creditor and in the original principal amount of $__________ (as the same may be amended, supplement, restated or otherwise modified from time to time in accordance with its terms, and all notes or other instruments given in replacement or substitution thereof, the "Subordinated Note"); and

         WHEREAS, it is a condition precedent to the Lenders' continued extension of credit to the Borrower under the Credit Agreement that the Debtor and the Junior Creditor execute and deliver this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1. Subordination of Debt. The Junior Creditor agrees and covenants that, to the extent set forth herein and on the terms and conditions set forth herein, the Subordinated Debt is and shall be subordinate in right of payment and collection to the payment in full of all of the Senior Debt. The Debtor shall not make, and the Junior Creditor shall not accept, any payment with respect to, or on account of, any of the Subordinated Debt; provided, however, so long as the Creditor shall have not received a notice from the Agent that an Event of Default under and as defined in the Credit Agreement has occurred and is continuing, the Debtor may pay, and the Creditor may receive, regularly scheduled payments of interest and principal on the Subordinated

Note, as such Subordinated Note may be amended with the consent of the Agent. In no event shall the Junior Creditor be entitled to receive any prepayments of principal or interest in respect of any of the Subordinated Debt.

         Section 2. No Action. Unless and until the Senior Debt shall have been paid in full, the Junior Creditor shall not, without the prior written consent of the Agent and whether or not an Event of Default under and as defined in the Credit Agreement shall have occurred and be continuing, commence any action or proceeding seeking in any way to collect on the Subordinated Debt, or commence, or join with any other creditor (other than the Agent) in commencing, a Bankruptcy Proceeding and if taken any such action shall be ineffective or if in process of being taken shall be terminated and rescinded.

         Section 3. Bankruptcy of Debtor. In the event of any Bankruptcy Proceeding, the Junior Creditor will, at the request of the Agent, file any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Debtor in respect of the Subordinated Debt and will hold in trust for the Agent and assign, transfer and pay over to the Agent, in the form received, to be applied on the Senior Debt, any and all monies, dividends or other assets received in any such Bankruptcy Proceeding on account of the Subordinated Debt, unless and until the Senior Debt shall have been paid in full. If the Junior Creditor shall fail to take such action requested by the Agent, the Agent may, as attorney-in-fact for the Junior Creditor, take such action on behalf of the Junior Creditor, and the Junior Creditor hereby appoints the Agent and any of its officers as attorney-in-fact for the Junior Creditor to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take any such action in any Bankruptcy Proceeding in the Agent's own name or in the name of the Junior Creditor as the Agent may deem necessary or advisable for the enforcement of this Agreement. The Junior Creditor will execute and deliver to the Agent such other and further powers of attorney or other instruments as the Agent may request in order to accomplish the foregoing. The Junior Creditor further grants to the Agent an irrevocable proxy to exercise any voting rights the Junior Creditor may have with respect to the approval or disapproval of a plan of reorganization of the Debtor proposed by any person or class of persons in any Bankruptcy Proceeding.

         Section 4. Warranties and Representations of the Junior Creditor. The Junior Creditor represents and warrants to the Agent, the Lenders and the Swingline Lender that: (a) no part of the Subordinated Debt is evidenced by any instrument other than the Subordinated Note; (b) none of the Subordinated Debt is secured by any security interest, lien or other encumbrance in any of the assets of the Debtor or any other person or entity; (c) the Junior Creditor is the lawful owner of the Subordinated Debt; (d) the Junior Creditor has not assigned or transferred any of the Subordinated Debt, or any interest therein;
(e) the Junior Creditor has not given any subordination in respect of the Subordinated Debt; and (f) no default is in existence with respect to the Subordinated Debt.

         Section 5. Covenants. For so long as this Agreement is in effect the Junior Creditor agrees that it will not: (a) accept any instrument, security or other writing evidencing any part of the Subordinated Debt other than the Subordinated Note, (b) amend, alter or modify any provision of the Subordinated Note without the prior written consent of the Agent or (c) accept any security interest, lien or other encumbrance in any of the assets of the Debtor or any other person or entity as security for any of the Subordinated Debt.

         Section 6. Turnover of Prohibited Transfers. If the Junior Creditor shall receive any payment or other transfer of property which it is not entitled to receive or accept under the terms hereof, the Junior Creditor shall forthwith deliver same to the Agent in the form received (together with any endorsement necessary to effect a transfer of all rights therein to the Agent) for application to the Senior Debt. The Junior Creditor irrevocably authorizes the Agent to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or property shall be held by the Junior Creditor in trust for the Agent and shall not be commingled with other funds or property of the Junior Creditor.

         Section 7. Waivers. To the fullest extent permitted by law, the Junior Creditor each hereby waives the right to require the Agent, any Lender or the Swingline Lender to marshal any assets, or to enforce any security interest or lien the Agent may now or hereafter have in any collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to the Agent's entitlement to receive any payment on account of the Subordinated Debt. The Agent, the Lenders and the Swingline Lender each may, at any time and from time to time, without the consent of or notice to the Junior Creditor and without incurring any responsibility or liability to the Junior Creditor and without impairing or releasing the obligations of the Junior Creditor hereunder: (a) change the manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Debt or any portion thereof; (b) sell, exchange, release or otherwise deal with any collateral or any other property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Senior Debt or any portion thereof; (c) release anyone liable in any manner for the payment or collection of the Senior Debt or any portion thereof; (d) exercise or refrain from exercising any rights against the Debtor and others; and (e) apply any sums by whomsoever paid or however realized to the Senior Debt or any portion thereof.

         Section 8. Validity of Subordinated Debt. This Agreement defines the relative rights of the Junior Creditor, the Agent, the Lenders and the Swingline Lender. Nothing in this Agreement shall impair, as between the Debtor and the Junior Creditor, the obligation of the Debtor, which is absolute and unconditional, to pay the Subordinated Debt in accordance with its terms, except as payment thereof may be postponed or otherwise directed in accordance with this Agreement.

         Section 9. Specific Performance. In addition to any other remedies available to the Agent, any Lender or the Swingline Lender hereunder or otherwise, at any time the Junior Creditor fails to comply with any provision of this Agreement applicable to the Junior Creditor, the Agent may, on its behalf or on behalf of the Lenders and the Swingline Lender, demand specific performance of this Agreement. The Junior Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. If the Junior Creditor, in violation of this Agreement, shall institute or participate in any action suit or proceeding against the Debtor, the Debtor may interpose as a defense or dilatory plea this Agreement and the Agent is irrevocably authorized to intervene and to interpose such defense or plea in the Debtor's name.

         Section 10. Indulgences Not Waivers. Neither the failure nor any delay on the part of the Agent, any Lender or the Swingline Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

         Section 11. Duration. This Agreement shall become effective when executed by the Debtor and the Junior Creditor and accepted by the Agent, and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in effect until all of the Senior Debt has been paid in full.

         Section 12. LITIGATION. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONCERNED WITH THIS AGREEMENT OR THE SENIOR DEBT, THE JUNIOR CREDITOR, THE AGENT, ANY LENDER AND THE SWINGLINE LENDER EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY. THE JUNIOR CREDITOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA AND OF ANY FEDERAL COURT LOCATED IN THE STATE OF GEORGIA, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OR ALL OF THE SENIOR DEBT OR THIS AGREEMENT.

         Section 13. Adequate Assurances. The Junior Creditor agrees to execute any further documents, instruments and agreements and take such other actions as may be necessary to effect the purposes of this Agreement, including the filing of any financing statements or other instruments in any applicable public records, all as directed by the Agent. The Junior Creditor agrees that it shall cause to be added to the Subordinated Note, and each other document evidencing the Subordinated Debt, the following legend:

         "The rights and remedies of [Junior Creditor], and its successors and assigns, under this instrument are subject to the terms and conditions of that certain Subordination Agreement dated as of _____________, 199_, as amended from time to time, by and between [Junior Creditor] and NationsBank, N.A., as Agent."

         Section 14. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, as follows:

         (a)      If to the Agent:

                  NationsBank, N.A.
                  600 Peachtree Street, 19th Floor
                  Atlanta, Georgia  30308
                  Attention: Walter Scott
                  Telecopy Number:   (404) 607-6338
                  Telephone Number:  (404) 607-5862

         (b)      If to the Junior Creditor:

                  _________________________________
                  _________________________________
                  _________________________________
                  Attention:___________________________
                  Telecopy Number:    (___) ___-_______
                  Telephone Number:   (___) ___-_______

All such notices and communications shall be effective upon receipt thereof. Any party may alter the address to which notices are to be sent by giving notice to the other parties hereto of such change of address in conformity with the provisions of this Section.

         Section 15. Successors and Assigns. This Agreement shall inure to the benefit of the Agent, each Lender and the Swingline Lender and their respective successors and assigns, and shall be binding upon the Junior Creditor and its successors and assigns.

         Section 16. Acknowledgment. The Junior Creditor acknowledges that the Agent, the Lenders and the Swingline Lender, in continuing to make Loans and other financial accommodations under the Credit Agreement, has relied upon the terms of this Agreement.

         Section 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one instrument.

         Section 19. Definitions. In addition to such other terms as are elsewhere defined herein, as used in this Agreement the following terms shall have the following meanings:

         "Bankruptcy Proceeding" means any receivership, insolvency, bankruptcy proceeding under the Bankruptcy Code of 1978, as amended or other bankruptcy or reorganization law, assignment for the benefit of creditors, reorganization or other arrangement with creditors, sale of all or substantially all of the assets of the Debtor, or any other marshaling of the assets or liabilities of the Debtor.

         "Payment in full" or "paid in full" shall mean, with respect to the Agent, the Lenders and the Swingline Lender, the indefeasible payment in full in cash or cash equivalents of the entire amount of the Senior Debt in the manner provided under the terms of the Guaranty.

         "Senior Debt" means all obligations and liabilities at any time owed by the Debtor or the Borrower to the Agent, the Lenders or the Swingline Lender, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, any and all liabilities and obligations now or hereafter owing (a) by the Borrower to the Agent, the Lenders or the Swingline Lender under or in connection with the Credit Agreement or any other document, instrument or agreement executed by the Borrower in connection with any of the foregoing and
(b) by the Debtor to the Agent, the Lenders and the Swingline Lender under the Guaranty, in all cases together with all interest, fees, charges, expenses and attorney's fees for which the Borrower or the Debtor is now or hereafter becomes liable to pay to the Agent, the Lenders or the Swingline Lender under any agreement or by law.

         "Subordinated Debt" means all principal, interest and all other amounts at any time owing by the Debtor to the Junior Creditor under or in respect of the Subordinated Note, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be signed, sealed and delivered as of the date first above written.

                                            THE JUNIOR CREDITOR:


                                            _________________________________

                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________


                                            THE AGENT:

                                            NATIONSBANK, N.A. ,as Agent


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________


The undersigned acknowledges and consents to the foregoing Subordination Agreement and confirms that it is not a party thereto.

[PSC MANAGEMENT CORP.]


By:_________________________________________
   Name:____________________________________
   Title:___________________________________

                                    EXHIBIT J

                             FORM OF SWING LINE NOTE


$2,500,000                                                         July 31, 1998

         FOR VALUE RECEIVED, the undersigned, PHYSICIANS' SPECIALTY CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A. (the "Swingline Lender") in care of NationsBank, N.A., as Agent (the "Agent") at its office located at 101 North Tryon Street, Charlotte, North Carolina 28255, or at such other location as the Agent shall notify the Borrower in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

         The Borrower agrees to pay principal at said office, in like money, from time to time on the dates and at the times specified in the Credit Agreement. The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

         The date and amount of each Swingline Loan made by the Swingline Lender to the Borrower under the Credit Agreement, each payment of principal in respect thereof and the accrual of interest under this Swingline Note, shall be recorded by the Swingline Lender on its books; provided, however, that the failure of the Swingline Lender to make any such recordation shall not affect the obligation of the Borrower to make a payment when due of any amount owing under this Swingline Note. Any such recordations made by the Swingline Lender on its books shall be prima facie evidence of the amounts recorded therein.

         This Swingline Note is the "Swingline Note" referred to in that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and the Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above-mentioned, (b) permits the prepayment of the Swingline Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Swingline Loans upon the occurrence of certain specified events.

         This Swingline Note is secured by the Collateral and the holder hereof shall be entitled to the benefits thereof and to the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date written above.


                                            PHYSICIANS' SPECIALTY CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                            ATTEST:


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                                         (CORPORATE SEAL)

                                    EXHIBIT K

                             FORM OF REVOLVING NOTE


$______________                                               ________ ___, ____

         FOR VALUE RECEIVED, the undersigned, PHYSICIANS' SPECIALTY CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), promises to pay to the order of ___________________ (the "Lender") in care of NationsBank, N.A., as Agent (the "Agent") at its office located at 101 North Tryon Street, Charlotte, North Carolina 28255, or at such other location as the Agent shall notify the Borrower in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of __________________________ AND NO/100 DOLLARS ($___________), or such lesser principal amount, as may then constitute the unpaid aggregate principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Termination Date.

         The Borrower agrees to pay principal at said office, in like money, from time to time on the dates and at the times specified in the Credit Agreement. The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

         The date and amount of each Revolving Loan made by the Lender to the Borrower under the Credit Agreement, each payment of principal in respect thereof and the accrual of interest under this Note, shall be recorded by the Lender on its books; provided, however, that the failure of the Lender to make any such recordation shall not affect the obligation of the Borrower to make a payment when due of any amount owing under this Note. Any such recordations made by the Lender on its books shall be prima facie evidence of the amounts recorded therein.

         This Note is one of the "Revolving Notes" referred to in that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and the Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above-mentioned, (b) permits the prepayment of the Revolving Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

         This Note is secured by the Collateral and the holder hereof shall be entitled to the benefits thereof and to the other Loan Documents (to the extent and with the effect as therein provided).

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         [THE FOLLOWING TEXT IS TO BE INCLUDED IN ONLY THE NOTE EXECUTED IN FAVOR OF NATIONSBANK--This Note amends, restates, consolidates and replaces that certain Revolving Note dated April 30, 1997 in the original principal amount of $5,000,000 executed and delivered by the Borrower, payable to the order of the Lender and that certain Term Note dated April 30, 1997 in the original principal amount of $20,000,000 executed and delivered by the Borrower, payable to the order of the Lender. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER NOTES.]

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

                                            PHYSICIANS' SPECIALTY CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                            ATTEST:


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                                         (CORPORATE SEAL)

                                    EXHIBIT L

           FORM OF AMENDED, RESTATED AND CONSOLIDATED PLEDGE AGREEMENT


         THIS AMENDED, RESTATED AND CONSOLIDATED PLEDGE AGREEMENT is dated as of July 31, 1998 (this "Pledge Agreement"), and executed and delivered by each of the undersigned "Pledgors" and the other Persons from time to time a party hereto (all of such undersigned and each such other Person, a "Pledgor" and collectively, the "Pledgors"), in favor of NATIONSBANK, N.A., successor to NationsBank, N.A. (South), as Agent (the "Pledgee").

         WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially party thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and the Pledgee, the Lenders and the Swingline Lenders have agreed to extend certain financial accommodations to the Borrower subject to the terms thereof;

         WHEREAS, the Borrower owns, directly or indirectly, all of the outstanding capital stock and other equity interests of the other Pledgors;

         WHEREAS, the Pledgors and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Swingline Lender through their collective efforts;

         WHEREAS, each Pledgor (other than the Borrower) acknowledges that it will receive direct and indirect benefits from the Lenders and the Swingline Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each such Pledgor agreed to guaranty the Borrower's obligations to the Pledgee on the terms and conditions contained in that certain Guaranty dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty") executed by the Pledgors and certain other Subsidiaries of the Borrower in favor of the Pledgee;

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the Lenders' continued extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Pledge Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. PLEDGE. Each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgee for its benefit and the benefit of the Lenders and the

Swingline Lender, and grants to the Pledgee for its benefit and the benefit of the Lenders and the Swingline Lender a security interest in, all of such Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) all of the common stock, shares, equity interest and other securities (collectively, "Securities") of each Person (each an "Issuer") described in Schedule I attached hereto or in Schedule I to the Accession Agreement by which such Pledgor became a party to this Agreement;
(b) any additional Securities of any of such Issuers as may from time to time be issued to such Pledgor or otherwise acquired by such Pledgor; (c) any additional Securities of any Issuer as may hereafter at any time be delivered to the Pledgee by or on behalf of such Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through
(c); and (e) any and all products and proceeds of any of the foregoing, together with any and all other rights, titles, interests, powers, privileges and preferences pertaining to said property.

         SECTION 2. OBLIGATIONS SECURED. This Agreement is made, and the security interest created hereby is granted to the Pledgee for the benefit of the Lenders and the Swingline Lender, to secure the prompt performance and payment in full of the following (collectively, the "Secured Obligations"): (a) all Obligations (as defined in the Credit Agreement); (b) all obligations and indebtedness of each Pledgor owing to the Pledgee, any Lender or the Swingline Lender of every kind, nature and description, under or with respect to the Credit Agreement, the Guaranty, this Pledge Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by a note; (c) all renewals, modifications, extensions and supplements to any of the foregoing; and (d) any reasonable costs or expenses actually incurred by the Pledgee or Pledgee's counsel in connection with the realization of the security for which this Pledge Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Pledge Agreement may give rise.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Each Pledgor hereby represents and warrants to the Pledgee, the Lenders and the Swingline Lender as follows:

         (a) Validly Issued, etc. All of the Securities of each Issuer pledged by such Pledgor hereunder have been validly issued and are fully paid and nonassessable.

         (b) Title and Liens. Such Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral in which it has rights and none of such Pledged Collateral is subject to any Lien other than Permitted Liens. No financing statement under the Uniform Commercial Code of any jurisdiction which names such Pledgor as debtor or covers any of such Pledged Collateral, or any other notice filed in the public records indicating the existence of a Lien thereon, has been filed and is still effective in any state or other jurisdiction, other than Uniform Commercial Code financing statements filed in favor of the Pledgee, and such Pledgor has not signed any such financing statement or notice or any security agreement authorizing the filing of any such financing statement or notice, other than Uniform Commercial Code financing statements filed in favor of the Pledgee.

         (c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of such Pledgor is set forth on the signature page to this Pledge Agreement or the applicable Accession Agreement. The chief executive office and principal place of business of such Pledgor and the location of such Pledgor's books and records relating to its Pledged Collateral are located at the address set forth on the signature page hereto or as set forth in the applicable Accession Agreement. The Internal Revenue Service taxpayer identification number of such Pledgor is set forth on Schedule I attached hereto or in the applicable Accession Agreement.

         (d) Authority, etc. Such Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and
(ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Pledge Agreement and Permitted Liens), however arising, of all persons.


         (e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby.

         (f) Outstanding Shares. The Securities pledged by such Pledgor hereunder constitute [____%] of the issued and outstanding equity interests of each Issuer.

         SECTION 4. COVENANTS. Each Pledgor hereby unconditionally covenants and agrees as follows:

         (a) No Liens; No Sale of Pledged Collateral. Such Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), other than Permitted Liens, and will not, without the prior written consent of the Pledgee, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein).

         (b) Change of Locations, Name, Etc. Without giving the Pledgee at least sixty-day's prior written notice, such Pledgor will not (i) change such Pledgor's chief executive office, principal place of business, or the location of its books and records relating to the Pledged Collateral or (ii) change its name, identity or structure.

         SECTION 5. ADDITIONAL SHARES.

         (a) During the period this Pledge Agreement is in effect, no Pledgor shall permit any Issuer of Securities pledged by such Pledgor hereunder to issue any additional shares of capital stock or other equity securities or interests to any Person other than such Pledgor. Further, no Pledgor shall permit any such Issuer to amend or modify its articles or certificate of incorporation in a manner which would affect the voting, liquidation, preference or other rights of a holder of the shares of stock pledged hereunder.

         (b) Each Pledgor agrees that, until this Pledge Agreement has terminated in accordance with its terms, any additional Securities of an Issuer at any time issued to such

Pledgor or otherwise acquired by such Pledgor shall be promptly delivered or otherwise transferred to the Pledgee as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Pledge Agreement.

         SECTION 6. REGISTRATION IN NOMINEE NAME, DENOMINATIONS. The Pledgee, on behalf of itself, the Lenders and the Swingline Lender, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as Pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Pledgee. Each Pledgor will promptly give to the Pledgee copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Pledgee shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger numbers of shares for any purpose consistent with this Pledge Agreement.

         SECTION 7. VOTING RIGHTS; DIVIDENDS, ETC.

         (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of this Pledge Agreement or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that such Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the reasonable judgment of the Pledgee;

                  (ii) each Pledgor shall be entitled to retain and use any and all cash dividends paid on the Pledged Collateral, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Securities, whether resulting from a subdivision, combination or reclassification of outstanding Securities of an Issuer which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of an Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Pledgee to be held as collateral subject to the terms and conditions of this Pledge Agreement.

The Pledgee agrees to execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the dividends which such Pledgor is authorized to retain pursuant to clause (ii) above.

         (b) Upon the occurrence and during the continuation of an Event of Default, all rights of such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to subsection (a)(i) above and/or to receive the dividends which such Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Pledgee, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which such Pledgor shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the dividends which such Pledgor shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subsection (b) shall be retained by the Pledgee as additional collateral hereunder and shall be applied in accordance with the provisions of Section 10. If such Pledgor shall receive any dividends or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Pledgee, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Pledgee upon receipt by such Pledgor in the identical form received, together with any necessary endorsements.

         SECTION 8. EVENT OF DEFAULT DEFINED. For purposes of this Pledge Agreement, "Event of Default" shall mean:

         (a) Any Pledgor shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(b) hereof;

         (b) Any Pledgor shall fail to observe or perform any covenant or agreement contained in this Pledge Agreement (other than those covered by the immediately preceding clause (a)) for a period of 30 days after written notice thereof has been given to such Pledgor by the Pledgee; and

         (c) an Event of Default under and as defined in the Credit Agreement shall occur.

         SECTION 9.  REMEDIES UPON DEFAULT.

         (a) In addition to any right or remedy that the Pledgee may have under the Credit Agreement, the other Loan Documents or otherwise under Applicable Law, if an Event of Default shall have occurred and be continuing, the Pledgee may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its discretion shall deem appropriate. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine in its sole and absolute discretion. The Pledgee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Pledge Agreement, the Pledgee, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable
Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Pledgee from such Pledgor as a credit against the purchase price, and the Pledgee may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

         (b) In addition to exercising the power of sale herein conferred upon it, the Pledgee shall also have the option to proceed by suit or suits at law or in equity to foreclose this Pledge Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

         (c) The rights and remedies of the Pledgee under this Pledge Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

         SECTION 10. APPLICATION OF PROCEEDS OF SALE AND CASH. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Pledgee under the provisions of this Pledge Agreement, shall be applied as provided for under the applicable provisions of the Credit Agreement. Each Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

         SECTION 11. PLEDGEE APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby constitutes and appoints the Pledgee as the attorney-in-fact of such Pledgor upon the occurrence and during the continuation of an Event of Default with full power of substitution either in the Pledgee's name or in the name of such Pledgor to do any of the following: (a) to perform any obligation of such Pledgor hereunder in such Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Pledgee's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Pledge Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Pledge Agreement and to take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of such Pledgor or otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Pledgee. The power of attorney granted herein is irrevocable and coupled with an interest.

         SECTION 12. REIMBURSEMENT OF PLEDGEE. Each Pledgor agrees to pay upon demand to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, that the Pledgee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the other Security Documents.

         SECTION 13. FURTHER ASSURANCES. Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Pledgee's sole but reasonable discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Pledgee's security interest in the Pledged Collateral, or to enable the Pledgee to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Pledgee, endorsed or accompanied by such instruments of assignment as the Pledgee may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Pledgee, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Each Pledgor agrees to take, and authorizes the Pledgee to take on such Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Pledgee shall deem necessary to perfect the security interest and pledge created hereby or to enable the Pledgee to enforce its rights and remedies hereunder: (i) to register on the books of the Issuer in the name of the Pledgee any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Pledgee any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Pledgee a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Pledgee. Notwithstanding the foregoing each Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Pledgee. Each Pledgor hereby authorizes the Pledgee to execute and file in all necessary and appropriate jurisdictions (as determined by the Pledgee) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor and to sign such Pledgor's name thereto. Each Pledgor authorizes the Pledgee to file any such financing statement, document or instrument without the signature of such Pledgor to the extent permitted by applicable law. To the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Pledge Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Pledgee pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by each Pledgor and by such other instruments or documents as the Pledgee may reasonably request.

         SECTION 14. SECURITIES ACT. In view of the position of each Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act or any similar Applicable Law hereafter enacted analogous in purpose or effect (such Act and any such similar Applicable Law as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Pledgee may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Pledgee, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells.

         SECTION 15. INDEMNIFICATION. Each Pledgor agrees to indemnify and hold the Pledgee, each Lender, the Swingline Lender, any corporation controlling, controlled by, or under common control with, the Pledgee, a Lender or the Swingline Lender and any officer, attorney, director, shareholder, agent or employee of the Pledgee, a Lender or the Swingline Lender or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (each an "Indemnified Claim"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Pledge Agreement, including without limitation, the exercise by the Pledgee of any of its rights and remedies under this Pledge Agreement or any other action taken by the Pledgee pursuant to the terms of this Pledge Agreement; provided, however, no Pledgor shall be obligated to indemnify or hold harmless an Indemnified Person for an Indemnified Claim to the extent that such Indemnified Claim resulted from the gross negligence or willful misconduct of such Indemnified Person. Each Pledgor's obligations under this section shall survive the termination of this Pledge Agreement and the payment in full of the Secured Obligations.

         SECTION 16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. Each Pledgor and the Pledgee hereby agree that the security interest created by this Pledge Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to such Pledgor or any person designated by it of all or any portion of the Pledged Collateral.

         SECTION 17. NO WAIVER. Neither the failure on the part of the Pledgee, any Lender or the Swingline Lender to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Pledgee, any Lender or any Swingline Lender, on the one hand and such Pledgor on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

         SECTION 18. NOTICES. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement or Guaranty, as applicable (or at such other address a party may specify to the other party by like notice. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.

         SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         SECTION 20. AMENDMENTS. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by each Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 21. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Pledge Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Pledgee as collateral under this Pledge Agreement.

         SECTION 22. TERMINATION. Upon indefeasible payment in full of all of the Secured Obligations, this Pledge Agreement shall terminate. Upon termination of this Pledge Agreement in accordance with its terms the Pledgee agrees to take such actions as any Pledgor may reasonably request, and at the sole cost and expense of such Pledgor, (a) to return the Pledged Collateral to such Pledgor, and (b) to evidence the termination of this Pledge Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

         SECTION 23. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Pledge Agreement.

         SECTION 24. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Pledge Agreement.

         SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

         SECTION 26. EXPENSES. Each Pledgor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Pledgee in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the Pledgee actually incurred by the Pledgee and (b) the exercise by the Pledgee of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of any attorney.

         SECTION 27. DEFINITIONS. Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement.

         SECTION 28. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE PLEDGORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH PLEDGOR CONFIRMS THAT IT IS LIABLE FOR ALL OF THE OBLIGATIONS AND LIABILITIES OF THE OTHER PLEDGORS HEREUNDER.

         SECTION 29. AMENDMENT, RESTATEMENT AND CONSOLIDATION. PRIOR TO THE DATE HEREOF, CERTAIN OF THE PLEDGORS EXECUTED AND DELIVERED PLEDGE AGREEMENTS IN FAVOR OF NATIONSBANK IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT (THE "EXISTING PLEDGE AGREEMENTS"). SUCH PLEDGORS AND THE PLEDGEE ARE ENTERING INTO THIS PLEDGE AGREEMENT SOLELY TO AMEND, RESTATE AND CONSOLIDATE IN THEIR ENTIRETY THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING PLEDGE AGREEMENTS. THE PARTIES DO NOT INTEND THIS PLEDGE AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE DEEMED OR CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY SUCH PLEDGOR UNDER OR IN CONNECTION WITH ANY OF THE EXISTING PLEDGE AGREEMENTS. FURTHER, THE PARTIES DO NOT INTEND THIS PLEDGE AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR

PRIORITY OF ANY LIEN (INCLUDING ANY LIEN PREVIOUSLY HELD BY NATIONSBANK BUT NOW HELD BY THE PLEDGEE) HELD BY THE PLEDGEE IN ANY OF THE PLEDGED COLLATERAL IN ANY WAY WHATSOEVER.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, each Pledgor has executed and delivered this Amended, Restated and Consolidated Pledge Agreement under seal as of this the date first written above.


                                            PLEDGORS:

                                            PHYSICIANS' SPECIALITY CORP.
                                            PSC ACQUISITION CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

Agreed to and Accepted:

NATIONSBANK, N.A., as Agent


By:_________________________________
   Name:____________________________
   Title:___________________________

                         SCHEDULE 1 TO PLEDGE AGREEMENT

                                 PLEDGED SHARES

[PLEDGOR 1]

------------------------------------------ ----------------------- -------------------------- ----------------------------
Issuer                                     No. of Securities       Type of Securities         Certificate Nos.
------                                     -----------------       ------------------         ----------------
------------------------------------------ ----------------------- -------------------------- ----------------------------

------------------------------------------ ----------------------- -------------------------- ----------------------------

------------------------------------------ ----------------------- -------------------------- ----------------------------


[PLEDGOR 2]

------------------------------------------ ----------------------- -------------------------- ----------------------------
Issuer                                     No. of Securities       Type of Securities         Certificate Nos.
------                                     -----------------       ------------------         ----------------
------------------------------------------ ----------------------- -------------------------- ----------------------------

------------------------------------------ ----------------------- -------------------------- ----------------------------

------------------------------------------ ----------------------- -------------------------- ----------------------------

                                    EXHIBIT M

          FORM OF AMENDED, RESTATED AND CONSOLIDATED SECURITY AGREEMENT


         THIS AMENDED, RESTATED AND CONSOLIDATED SECURITY AGREEMENT is dated as of July 31, 1998 (this "Security Agreement"), and executed and delivered by each of the undersigned "Debtors" and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Exhibit A to the Credit Agreement (as defined below) (all of such undersigned, together with such other Persons each an "Debtor" and collectively, the "Debtors"), in favor of NATIONSBANK, N.A., successor to NationsBank, N.A. (South), as Agent (the "Secured Party").

         WHEREAS, Physicians' Specialty Corp. (the "Borrower"), the financial institutions initially party thereto and their assignees under Section 12.6 thereof (the "Lenders") and the Secured Party have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lenders and the Swingline Lender have agreed to extend certain financial accommodations to the Borrower subject to the terms thereof;

         WHEREAS, the Borrower owns directly or indirectly, all of the outstanding capital stock and other equity interests of the other Debtors;

         WHEREAS, the Borrower, the other Debtors and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Swingline Lender through their collective efforts;

        WHEREAS, each Debtor other than the Borrower acknowledges that it will receive direct and indirect benefits from the Lenders and the Swingline Lender making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each such Debtor guarantied the Borrower's obligations to the Lenders and the Swingline Lender on the terms and conditions contained in that certain Guaranty dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Guaranty") executed by each such Debtor in favor of the Secured Party, the Lenders and the Swingline Lender;

        WHEREAS, it is a condition precedent to the extension of such financial accommodations by the Lenders and the Swingline Lender under the Credit Agreement that the Debtors execute and deliver this Security Agreement;

        NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Debtor, each Debtor hereby agrees as follows:

         SECTION 1. GRANT OF SECURITY. To secure the prompt and complete payment, observance and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each Debtor hereby collaterally assigns and pledges to the Secured Party for its benefit and the benefit of the Lenders and the Swingline Lender, and grants to the Secured Party for its benefit and the benefit of the Lenders and the Swingline Lender a security interest and lien in and upon, the Collateral.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Debtor represents and warrants to the Secured Party, the Lenders and the Swingline Lender as follows:

         (a) Name; Taxpayer ID Number. The exact legal name of each Debtor is set forth on the signature page hereto or to the Accession Agreement by which such Debtor became a party to this Agreement , and such Debtor does not conduct and, during the five-year period immediately preceding the date of this Security Agreement (or since the date of its formation if sooner), has not conducted, business under any trade name or other fictitious name other than those set forth on Schedule 2(a) attached hereto or Schedule I to the Accession Agreement by which such Debtor became a party to this Agreement. The Internal Revenue Service taxpayer identification number of such Debtor is set forth on such Schedule.

         (b) Liens. None of the Collateral or other properties of such Debtor is, as of the date hereof, subject to any Lien, except Permitted Liens.

         (c) Chief Executive Office. The chief executive office and principal place of business of such Debtor and the books and records relating to the Receivables and the other Collateral are located at such Debtor's address set forth on Schedule 2(c) hereto or on Schedule I to the Accession Agreement by which such Debtor became a party to this Agreement, and have been located there for the five-year period immediately preceding the date hereof (or since the date of its formation if sooner or as otherwise described on such Schedule 2(c)). During such period, such Debtor has not changed its name, identity or corporate structure in any way.

         (d) Places of Business. The states in which any place of business of such Debtor are set forth on Schedule 2(c) attached hereto or on Schedule I to the Accession Agreement by which such Debtor became a party to this Agreement.

         (e)______Security Interest. It is the intent of each Debtor that this Security Agreement create a valid and perfected first-priority security interest in the Collateral (subject only to Permitted Liens), securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect such security interest under the Uniform Commercial Code as enacted in any relevant jurisdiction have been duly taken.

         SECTION 3.  CONTINUED PRIORITY OF SECURITY INTEREST.

         (a) The Security Interest shall at all times be valid, perfected and of first priority and enforceable against each Debtor and all other Persons, in accordance with the terms of this Security Agreement, as security for the Obligations.

         (b) Each Debtor shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Secured Party may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 3(a), or to enable the Secured Party to exercise or enforce its rights hereunder including, without limitation:

                  (i) Paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens;

                  (ii) Delivering to the Secured Party, endorsed or accompanied by such instruments of assignment as the Secured Party may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Collateral;

                  (iii) At the request of the Secured Party, marking conspicuously each document included in the Collateral and marking all chattel paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Secured Party, indicating that such document, chattel paper, or Collateral is subject to the Security Interest; and

                  (iv) Executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Secured Party, relating to the creation, validity, perfection, priority or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

         (c) The Secured Party is hereby authorized to execute and file in all necessary and appropriate jurisdictions (as determined by the Secured Party) one or more financing or continuation statements (or any other document or instrument referred to in Section 3(b)(iv) above) in the name of each Debtor and to sign each Debtor's name thereto. Each Debtor authorizes the Secured Party to file any such financing statement, document or instrument without the signature of such Debtor to the extent permitted by Applicable Law. Further, to the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Security Agreement or of any Financing Statement is sufficient as a financing statement.

         (d) Each Debtor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

         SECTION 4.  COVENANTS REGARDING COLLATERAL GENERALLY.

         (a) Verification. The Secured Party shall have the right at any time and from time to time, in its name in the name of a Debtor, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone or otherwise.

         (b) Delivery of Instruments. In the event any of the Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument in favor of a Debtor, such Debtor will immediately thereafter deliver such instrument to the Secured Party, appropriately endorsed to the Secured Party.

         (c) Defense of Title. Each Debtor shall at all times be the sole owner, sole lessee or licensee, as applicable, of each and every item of its Collateral and shall defend, at its sole cost and expense, its title in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         (d) Maintenance of Collateral. Each Debtor shall maintain all physical property that constitutes its Collateral in good and workable condition, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

         (e) Insurance. Each Debtor shall maintain, or cause to be maintained, such insurance, if any, as may be required under Section 7.5 of the Credit Agreement.

         (f) Location of Office. Each Debtor's chief executive office, principal place of business, and its books and records relating to the Collateral will continue to be kept at the address set forth on Schedule 2(c) of this Security Agreement or on Schedule I of the Accession Agreement by which such Debtor became a party to this Agreement and such Debtor will not change the location of such office and place of business or such books and records without giving the Secured Party at least 30 days' prior written notice thereof.

         (g) Change of Name, Structure, Etc. Without giving the Secured Party at least 30 days' prior written notice, no Debtor will (i) change its name, identity or structure or (ii) conduct business under any trade name or other fictitious name other than those set forth on Schedule 2(a) hereto or on
Schedule I of the Accession Agreement by which such Debtor became a party to this Agreement.

         (h) Records Relating to Collateral. Each Debtor will at all times keep complete and accurate records of all other Collateral.

         (i) Inspection. The Secured Party (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Debtor, at any time or times during normal business hours: (i) to inspect all files relating to the Collateral and the premises upon which any information relating to the Collateral is located,
(ii) to discuss such Debtor's affairs and finances, insofar as the same are reasonably related to the rights of the Secured Party hereunder with any Person, to verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and (iii) to review, audit and make extracts from all records and files related to any of the Collateral.

         (j) Other Information. Each Debtor shall furnish to the Secured Party such other information with respect to the Collateral as the Secured Party may reasonably request from time to time.

         (k) Payments Directly to Secured Party. The Secured Party may at any time and from time to time after the occurrence and during continuation of a Default or Event of Default notify, or request any Debtor to notify, in writing or otherwise, any account debtor or other obligor with respect to any one or more of the Receivables to make payment to the Secured Party or any agent or designee of the Secured Party directly, at such address as may be specified by the Secured Party. If, notwithstanding the giving of any notice, any account debtor or other such obligor shall make payment to a Debtor, such Debtor shall hold all such payments it receives in trust for the Secured Party, without commingling the same with other funds or property of or held by such Debtor, and shall promptly deliver the same to the Secured Party or any such agent or designee immediately upon receipt by such Debtor in the identical form received, together with any necessary endorsements.

         (l) Sale of Collateral. Except as permitted under the terms of the Credit Agreement, no Debtor shall sell, transfer, convey or dispose of any Collateral outside the ordinary course of its business. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Secured Party, any Lender or the Swingline Lender to any other sale or other disposition of any part or all of the Collateral.

         (m) Proceeds of Collateral. Each Debtor shall account fully and faithfully for, and upon the Secured Party's request during the continuance of an Event of Default, promptly pay or turn over to the Secured Party, proceeds in whatever form received in disposition in any manner of any of the Collateral. To the extent practicable, each Debtor shall at all times keep its Collateral and proceeds thereof separate and distinct from other property of such Debtor and shall keep accurate and complete records of such Collateral and proceeds thereof.

         SECTION 5. THE SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Debtor hereby irrevocably appoints the Secured Party as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time upon the occurrence and during the continuance of a Default or Event of Default in the Secured Party's discretion to take any action and to execute any instrument or document which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement and to exercise any rights and remedies the Secured Party may have under this Security Agreement or Applicable Law, including, without limitation: (i) to obtain and adjust insurance required to be maintained pursuant to Section 5(e) hereof; (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral including any Receivable; (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; (iv) to sell or assign any Receivable upon such terms, for such amount and at such time or times as the Secured Party deems advisable, to settle, adjust, compromise, extend or renew any Receivable or to discharge and release any Receivable; and (v) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral. The power-of-attorney granted hereby shall be irrevocable and coupled with an interest.

         SECTION 6. THE SECURED PARTY MAY PERFORM. If a Debtor fails to perform any agreement contained herein, the Secured Party may, with notice to such Debtor, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by each Debtor under Section 12 hereof; provided, however, the Secured Party's failure to give such notice shall not in any way affect the validity of any action taken by the Secured Party under this Section.

         SECTION 7. THE SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property; it being understood that the Secured Party shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Debtors and shall be added to the Obligations.

         SECTION 8. REMEDIES. The Secured Party may take any or all of the following actions upon the occurrence and during the continuation of an Event of Default.

         (a)      Use of Premises and Patents. The Secured Party may:

                  (i) without notice, demand or other process, and without payment of any rent or any other charge enter any of a Debtor's premises and, without breach of the peace, until the Secured Party completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Debtor's equipment; and

                  (ii) in the exercise of the rights of the Secured Party under this Security Agreement, without payment or compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and the like to the extent of the rights of any Debtor therein, and each Debtor hereby grants a license to the Secured Party for this purpose.

         (b) Rights as a Secured Creditor. The Secured Party may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable

Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale at any location chosen by the Secured Party, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party may bid all or any portion of the Obligations at any such sale.

         (c) Waiver of Marshaling. Each Debtor hereby waives any right to require any marshaling of assets and any similar right.

         (d) Appointment of Receiver. The Secured Party shall be entitled to the appointment of a receiver, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of any Debtor and to exercise such power as the court shall confer upon such receiver.

         (e) Receivables. The Secured Party shall have the exclusive right to assert, either directly or on behalf of any Debtor, any and all rights and claims such Debtor may have under any Receivables as the Secured Party may deem proper and to receive and collect any and all Receivables and any and all fees, damages, awards and other monies arising thereunder or resulting therefrom and to apply the same on account of any of the Obligations.

         SECTION 9. APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following the occurrence and continuation of an Event of Default, and all insurance proceeds payable following the occurrence and continuation of an Event of Default by reason of any damage or destruction of any of the Collateral, shall be applied or paid over as provided in the applicable provisions of the Credit Agreement. Each Debtor shall remain liable and shall pay, on demand, any deficiency remaining in respect of the Obligations, together with interest thereon at a rate per annum equal to the Post-Default Rate then payable hereunder on such Obligations, which interest shall constitute part of the Obligations. So long as no Event of Default shall have occurred and be continuing, a Debtor may receive any insurance proceeds payable by reason of any damage or destruction of any of the Collateral. If the Secured Party shall receive any such insurance proceeds which it is not otherwise entitled to retain, the Secured Party shall promptly turn over such proceeds to the applicable Debtor or to whomsoever may be legally entitled thereto.

         SECTION 10. RIGHTS CUMULATIVE. The rights and remedies of the Secured Party, each Lender and the Swingline Lender under this Security Agreement, the Credit Agreement and each other document or instrument evidencing or securing the Obligations shall be cumulative and not exclusive of any rights or remedies which any of them would otherwise have, including, but not limited to, those rights afforded by the Uniform Commercial Code and other Applicable Laws. In exercising its respective rights and remedies the Secured Party, each Lender and the Swingline Lender may be selective and no failure or delay in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         SECTION 11. EXPENSES. Each Debtor will pay, within 10 days of demand, all reasonable fees and expenses actually incurred by the Secured Party in connection with (a) the collection or enforcement of the Obligations including the reasonable fees and disbursements of counsel to the Secured Party actually incurred by the Secured Party and (b) the exercise by the Secured Party of any right or remedy granted to it under this Agreement if such exercise is done by, through or with the assistance of an attorney.

         SECTION 12. AMENDMENTS, ETC. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Debtor herefrom shall in any event be effective unless the same shall be made in accordance with the applicable provisions of the Credit Agreement.

         SECTION 13. NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, in accordance with the notice provision set forth in the Credit Agreement in the case of the Borrower or the Guaranty in the case of any other Debtor.

         SECTION 14. CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations,
(ii) be binding upon each Debtor, its successors and assigns and (iii) inure the benefit of the Secured Party, the Lenders and the Swingline Lender, and their respective successors and assigns. A Debtor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefore.

         SECTION 15. APPLICABLE LAW; SEVERABILITY. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Security Agreement. The Secured Party, each Lender and the Swingline Lender may assign, transfer or sell any of the Obligations, or grant or sell participation interests in any of the Obligations, to any Person pursuant to the terms of the Credit Agreement.

         SECTION 16. INDEMNIFICATION. Each Debtor agrees to indemnify and hold the Secured Party, each Lender, the Swingline Lender, any corporation controlling, controlled by, or under common control with, the Secured Party, a Lender or the Swingline Lender and any officer, attorney, director, shareholder, agent or employee of the Secured Party, a Lender or the Swingline Lender or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (each an "Indemnified Claim"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Secured Party of any of its rights and remedies under this Agreement or any other action taken by the Secured Party pursuant to the terms of this Agreement; provided, however, no Debtor shall be obligated to indemnify or hold harmless an Indemnified Person for any Indemnified Claim to the extent that such Indemnified Claim resulted from the gross negligence or willful misconduct of such Indemnified Person. Each Debtor's obligations under this section shall survive the termination of this Agreement and the payment in full of the Obligations.

         SECTION 17. COUNTERPARTS. This Security Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 18. DEFINITIONS. (a) For the purposes of this Security
Agreement:

         "Collateral" means, with respect to a Debtor, all of such Debtor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing, or now owned or hereafter acquired or arising:

         (a)      all Receivables of such Debtor;

         (b) all books, records, files, computer programs, data processing records, computer software, documents, correspondence and other information at any time evidencing, describing or pertaining to or in any way related to any of the foregoing or otherwise pertaining or relating to the business or operations of such Debtor;

         (c) any and all balances, credits, deposits, accounts, items and monies of such Debtor now or hereafter with the Secured Party, any or any affiliate of the Secured Party or deposited with the Secured Party or any financial institution selected by the Secured Party pursuant to any lock box, deposit, escrow or other collection agreement or otherwise, and all property of such Debtor of every kind and description now or hereafter in the possession or control of the Secured Party for any reason; and

         (d) any and all products and proceeds of any of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims of such Debtor against third parties for loss of, damage to or destruction of, any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, instruments, general intangibles, accounts, equipment, inventory, farm products, other goods, documents and chattel paper and all proceeds of such proceeds.

         "Debtor" has the meaning set forth in the first paragraph hereof.

         "Financing Statements" means any and all financing statements executed and delivered by or on behalf of a Debtor in connection with the perfection of the Security Interest, together with any amendments thereto and any continuations thereof.

         "Obligations" means (a) all Obligations (as defined in the Credit Agreement); (b) all obligations and indebtedness of each Debtor owing to the Secured Party, any Lender or the Swingline Lender of every kind, nature and description, under or with respect to the Credit Agreement, the Guaranty, this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note; (c) all renewals, modifications, extensions and supplements to any of the foregoing; and (d) any reasonable costs or expenses actually incurred by the Secured Party or Secured Party's counsel in connection with the realization of the security for which this Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Agreement may give rise.

         "Security Agreement" means this Security Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Security Interest" means the Lien of the Lender upon, and the collateral assignments to the Lender of, the Collateral effected hereby or pursuant to the terms hereof.

         (b) Unless otherwise set forth herein to the contrary, all terms not otherwise defined herein and which are defined in the Uniform Commercial Code are used herein with the meanings ascribed to them in the Uniform Commercial Code.

         (c) Capitalized terms used herein and not defined herein are used herein with the meaning ascribed to them in the Credit Agreement.

         SECTION 19. AMENDMENT, RESTATEMENT AND CONSOLIDATION. PRIOR TO THE DATE HEREOF, CERTAIN OF THE DEBTORS EXECUTED AND DELIVERED SECURITY AGREEMENTS IN FAVOR OF NATIONSBANK IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT (THE "EXISTING SECURITY AGREEMENTS"). SUCH DEBTORS AND THE SECURED PARTY ARE ENTERING INTO THIS SECURITY AGREEMENT SOLELY TO AMEND, RESTATE AND CONSOLIDATE IN THEIR ENTIRETY THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING SECURITY AGREEMENTS. THE PARTIES DO NOT INTEND THIS SECURITY AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE DEEMED OR CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY SUCH DEBTOR UNDER OR IN CONNECTION WITH ANY OF THE EXISTING SECURITY AGREEMENTS. FURTHER, THE PARTIES DO NOT INTEND

THIS SECURITY AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN (INCLUDING ANY LIEN PREVIOUSLY HELD BY NATIONSBANK BUT NOW HELD BY THE SECURED PARTY) HELD BY THE SECURED PARTY IN ANY OF THE PLEDGED COLLATERAL IN ANY WAY WHATSOEVER.

                          [Signature on Following Page]

         IN WITNESS WHEREOF, each Debtor has caused this Amended, Restated and Consolidated Security Agreement to be duly executed and delivered under seal by its duly authorized officers as of the day first above written.


                                            DEBTORS:

                                            PHYSICIANS' SPECIALTY CORP.
                                            [OTHER DEBTORS]


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________

                                            ATTEST:


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________



Agreed to and Accepted:

NATIONSBANK, N.A., as Agent


By:_____________________________________
   Name:________________________________
   Title:_______________________________

                                  SCHEDULE 2(a)

                         Trade Names and Tax ID Numbers




                           (To be Completed by Debtors

[DEBTOR 1]

         Tradenames:


         Taxpayer Indentification Number:___________________


[DEBTOR 2]

         Tradenames:


         Taxpayer Indentification Number:___________________

                                  SCHEDULE 2(c)

                               Places of Business




                          (To be Completed by Debtors)

[DEBTOR 1]

         Chief Executive Office and Principal Place of Business:________________


         Other Places of Business:______________________________________________


[DEBTOR 2]

         Chief Executive Office and Principal Place of Business:________________


         Other Places of Business:______________________________________________

                                    EXHIBIT O

                         FORM OF COMPLIANCE CERTIFICATE


                     For the quarter ending _________, _____


NationsBank, N.A., as Agent
600 Peachtree Street, 19th Floor
Atlanta, Georgia 30308
Attention:  Walter Scott

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

         Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Agent, the Lenders and the Swingline Lender as follows:

         (1) The undersigned is the [Treasurer/Chief Financial Officer/independent public accountant] of the Borrower.

         (2) The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

         (3)      The Borrower is in compliance with the provisions of Section
9.1 of the Credit Agreement and no Default or Event of Default has occurred and is continuing [for Compliance Certificate delivered by Treasurer or Chief Financial Officer only].

         The undersigned hereby further certifies to the Agent, the Lenders and the Swingline Lender that the financial information of the Borrower attached hereto as Schedule 1 is true and correct as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.




                                            _________________________________
                                               Name:_________________________
                                               Title:________________________

                                   EXHIBIT P-1

                         FORM OF ACQUISITION CERTIFICATE
                          [For "Approved Acquisitions"]

         This ACQUISITION CERTIFICATE ("Certificate") is delivered pursuant to
Section 9.6 of that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

I. This Certificate is submitted with respect to an Acquisition for which the Lenders' approval is required under the Credit Agreement because the cash portion of the Acquisition Consideration equals or exceeds $10,000,000.

II.      Borrower certifies and submits the following:

         A. Not Hostile. The Acquisition is not opposed by the management and the holders of the majority of the Target's voting shares or partnership units.

         B. New Subsidiary. The Acquisition ___ does ____ does not involve the acquisition of, or the creation of, a corporate entity or other entity that will be a New Subsidiary.

         C. No Default. After giving effect to the Acquisition, no Default or Event of Default will occur or be continuing.

         D. Description of Acquisition. The following is a brief description of the Acquisition including a description of (A) the purchase price of such Acquisition (expressed as a multiple of the management fee to be paid as a result of such Acquisition [both gross and net of accounts receivable]), (B) the method and structure of payment thereof and (C) the other parties to such
Acquisition:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                     P-1-1

         E. Description of Target. The following is a brief description of the Target of such Acquisition, including (A) the Target's historical revenues and (B) the management fee anticipated to be payable as a result of such
Acquisition:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         F. Acquisition Documents. Attached hereto as Exhibit A is a copy of the signed letter of intent relating to the Acquisition.

         G        Historical Financial Statements. Attached hereto as Exhibit B are the balance sheets, statements of operations and, if available, statements of cash flows for such Target (if assets which do not constitute an Asset Group are being acquired from a Person, such financial statement shall be with respect to such Person) for the two fiscal years most recently ended (the "Acquisition Historical Financial Statements").

         H. Pro Forma Compliance Certificate. Attached hereto as Exhibit C is a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the pro forma computations necessary to determine whether the Borrower would have been in compliance with the covenants contained in Sections 9.1(a) through (c). of the Credit Agreement determined on a combined basis with the Target as of the end of the fiscal quarter most recently ended.

         I. Pro Forma Financial Statements. Attached hereto as Exhibit D are the pro forma financial statements in form reasonably satisfactory to the Agent reflecting the financial condition and results of operations of the Borrower and the Target on a combined basis for the prior 12-month period (the "Combined Financial Statements"), such financial statements to detail calculation of the Borrower's EBITDA and Acquisition EBITDA as separate items.


                         [Signatures on Following Page]


                                     P-1-2

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

                                            PHYSICIANS' SPECIALTY CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________


                                     P-1-3

                                   EXHIBIT P-2

                         FORM OF ACQUISITION CERTIFICATE
                    [For Acquisitions Not Requiring Approval]

         This ACQUISITION CERTIFICATE ("Certificate") is delivered pursuant to
Section 9.6 of that certain Amended and Restated Credit Agreement dated as of July 31, 1998 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Physicians' Specialty Corp. (the "Borrower"), each of the financial institutions initially a signatory thereto and their assignees pursuant to Section 12.6 thereof (the "Lenders") and NationsBank, N.A., as Agent (the "Agent").

I. This Certificate is submitted with respect to an Acquisition for which the Lenders' approval is not required under the Credit Agreement because the cash portion of the Acquisition Consideration is less $10,000,000.

II.      Borrower certifies and submits the following:

         A. Not Hostile. The Acquisition is not opposed by the management and the holders of the majority of the Target's voting shares or partnership units.

         B. New Subsidiary. The Acquisition ___ does ____ does not involve the acquisition of, or the creation of, a corporate entity or other entity that will be a New Subsidiary.

         C. No Default. After giving effect to the Acquisition, no Default or Event of Default will occur or be continuing. If the Acquisition Consideration payable by the Borrower and its Subsidiaries in connection with such Acquisition exceeds $2,000,000, then attached hereto as Exhibit A is a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the pro forma computations necessary to determine whether the Borrower would have been in compliance with the covenants contained in Section 9.1(a) through (c) of the Credit Agreement determined on a combined basis with the Target as of the end of the fiscal quarter most recently ended.

         D. Description of Acquisition and Target. The following is a brief description of the Acquisition including a description of (A) the purchase price of such Acquisition (expressed as a multiple of the management fee to be paid as a result of such Acquisition [both gross and net of accounts receivable), (B) the method and structure of payment thereof, (C) the other parties to such Acquisition, (D) the Target's historical revenues and (E) the management fee anticipated to be payable as a result of such Acquisition:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________





                                     P-2-1

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

                                            PHYSICIANS' SPECIALTY CORP.


                                            By:______________________________
                                               Name:_________________________
                                               Title:________________________



                                     P-2-2